SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-12

MAGUIRE PROPERTIES

(Name of Registrant as Specified In Its Charter)

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April 30, 2007

DEAR STOCKHOLDER:

You are invited to attend the 2007 Annual Meeting of Stockholders of Maguire Properties, Inc. (the “Company”) to be held on Tuesday, June 5, 2007, at 8:00 A.M., local time, at the Loews Santa Monica Hotel, 1700 Ocean Avenue, Santa Monica, California, 90401.

The purposes of this year’s meeting are to:

(i)	elect six directors;

(ii)	ratify the selection of the Company’s independent registered public accounting firm;

(iii)	approve a second amendment and restatement of the Company’s 2003 Incentive Award Plan; and

(iv)	transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of Annual Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Robert F. Maguire III

Chairman and Chief Executive Officer

Maguire Properties

333 South Grand Avenue
Suite 400
Los Angeles, California 90071

213 626 3300 Main
213 687 4758 Fax
www.maguireproperties.com

MAGUIRE PROPERTIES, INC.

1733 Ocean Avenue, Suite 400

Santa Monica, California 90401

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2007

TO THE STOCKHOLDERS OF MAGUIRE PROPERTIES, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), will be held on Tuesday, June 5, 2007, at 8:00 A.M., local time, at the Loews Santa Monica Hotel, 1700 Ocean Avenue, Santa Monica, California, 90401, to consider the following:

•	the election of six directors to a one-year term of office expiring at the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007;

•	the approval of a second amendment and restatement of the Company’s 2003 Incentive Award Plan; and

•	the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The enclosed proxy card is solicited by our Board of Directors (the “Board”), which recommends that our stockholders vote FOR the election of the Board’s nominees named therein, FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007 and FOR the approval of the second amendment and restatement of the Company’s 2003 Incentive Award Plan. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

The Board has fixed the close of business on April 27, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of Our Board of Directors

Mark T. Lammas

Executive Vice President and Secretary

Los Angeles, California

April 30, 2007

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

MAGUIRE PROPERTIES, INC.

1733 Ocean Avenue, Suite 400

Santa Monica, California 90401

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 5, 2007, at 8:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about April 30, 2007 to all stockholders entitled notice of and to vote at the Annual Meeting. The Annual Meeting will be held at the Loews Santa Monica Hotel, 1700 Ocean Avenue, Santa Monica, California, 90401.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of the close of business on April 27, 2007. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on April 27, 2007, 46,999,100 shares of Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees, in favor of ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007 and in favor of approval of the second amendment and restatement of the Company’s 2003 Incentive Award Plan. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis, and therefore no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to Mark T. Lammas, Executive Vice President and Secretary, Maguire Properties, Inc., 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

Stockholders of record as of the close of business on April 27, 2007 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by attending the Annual Meeting and voting in person. If you choose not to attend the Annual Meeting, you may still vote by marking, signing, dating and returning the enclosed proxy card in the envelope that we have provided.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, a representative of MacKenzie Partners, Inc., who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions or withheld votes as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm. For purposes of the vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the second amendment and restatement of the Company’s 2003 Incentive Award Plan, provided that the total votes cast on the proposal represent over 50% in interest of the outstanding shares of common stock entitled to vote on the proposal. For purposes of the vote on the approval of the second amendment and restatement of the Company’s 2003 Incentive Award Plan, abstentions will have the same effect as votes against the proposal1 and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of the outstanding shares of common stock entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation

[1]

Note: although abstentions are not votes cast under Maryland law, the New York Stock Exchange has an unwritten policy that abstentions are votes cast for purposes of the approval of transactions under Section 312.03 of the Listed Company Manual.

material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. In addition, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401, our telephone number is (310) 857-1100 and our website is located at http://www.maguireproperties.com.2 References herein to the “Company” refer to Maguire Properties, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 30, 2007.

[2]	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

ITEM 1

ELECTION OF DIRECTORS

Under the Company’s charter and the Company’s Amended and Restated Bylaws (“Bylaws”), each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the applicable term and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the six nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the six director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which the Board does not currently anticipate, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Mr. Robert F. Maguire III, Mr. Lawrence S. Kaplan, Ms. Caroline S. McBride, Ms. Andrea L. Van de Kamp, Mr. Walter L. Weisman and Mr. Lewis N. Wolff are all of our nominees for election to the Board. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and our management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals. Each of the nominees would serve until his or her successor is elected and qualifies, or until such director’s earlier death, resignation or removal. If elected at the Annual Meeting, Messrs. Maguire, Kaplan, Weisman and Wolff and Mses. McBride and Van de Kamp would each serve until the 2008 Annual Meeting.

Nominees for Election for a One-Year Term Expiring at the 2008 Annual Meeting

The following table sets forth the name and age of the individuals who are our nominees for election as directors of the Company:

Name	Age
Robert F. Maguire III	72
Lawrence S. Kaplan	64
Caroline S. McBride	53
Andrea L. Van de Kamp	63
Walter L. Weisman	71
Lewis N. Wolff	71

The following is a biographical summary of the experience of the individuals who are our nominees for election as directors of the Company:

Robert F. Maguire III has served as Chairman of the Board since June 26, 2002, Chief Executive Officer since January 1, 2006 and from June 26, 2002 to November 11, 2002, and Co-Chief Executive Officer from November 12, 2002 to December 31, 2005. Mr. Maguire received his bachelor’s degree in political science from UCLA in 1961. Thereafter, he joined Security Pacific National Bank and progressed to the role of vice president, working with many of the country’s largest corporations and real estate developers. In 1965, he established the Maguire Organization, comprised of Maguire Partners Development, Ltd. and its more than 125 predecessor and related entities. All were predominantly owned by or otherwise affiliated with Mr. Maguire, and collectively did business as Maguire Partners. Maguire Partners initially specialized in industrial and housing projects and commenced commercial office building development in 1968. Mr. Maguire has directed the development of more than 25 million square feet of institutional-quality projects nationally, generally with major tenants such as Sempra Energy, IBM, Wells Fargo Bank, Bank of America, The Walt Disney Company, MGM and Time Warner. Recognized for the architectural quality of its properties, Maguire Partners received numerous awards for design excellence. Under Mr. Maguire’s direction, the firm developed some of the most significant landmark projects in the country. These include premier projects such as US Bank Tower, Gas Company Tower, Wells Fargo Tower and KPMG Tower in downtown Los Angeles, California; Plaza Las Fuentes in Pasadena, California; Glendale Center in Glendale, California; Commerce Square in downtown Philadelphia, Pennsylvania; and Solana in Dallas, Texas. Mr. Maguire is a trustee of St. John’s Hospital and a board member of the Los Angeles County Museum of Art and the Los Angeles Music Center.

Lawrence S. Kaplan has served on the Board since May 14, 2003. Mr. Kaplan is a Certified Public Accountant and retired as a partner from Ernst & Young LLP in September of 2000, where he was the national director of that firm’s REIT Advisory Services group. Mr. Kaplan joined Ernst & Young LLP as a partner in 1995 and was actively involved in the formation of numerous publicly traded REITs. After his retirement in 2000, Mr. Kaplan was retained by Ernst & Young LLP as a consultant through 2001. Mr. Kaplan has served on the board of governors of the National Association of Real Estate Investment Trusts and has been actively involved in REIT legislative and regulatory matters for more than 20 years. He is a member of the board of directors of Highwoods Properties, Inc. and Feldman Mall Properties, Inc., publicly held REITs, where he serves as Chairman of their audit committees, and until December 2005, was a director of Endeavour Real Estate Securities Limited, a privately held REIT. At Feldman Mall Properties, Mr. Kaplan is also a member of their compensation and nomination/governance committees. Mr. Kaplan holds a bachelor of science degree from the University of Chicago and an MBA from Columbia University. He serves as one of our Independent Directors (as defined below under the heading “– Independent Directors”), as Chair of our Audit Committee and as a member of our Compensation Committee and Nominating and Corporate Governance Committee.

Caroline S. McBride has served on the Board since May 14, 2003. Ms. McBride is co-Founder, Chief Investment Officer and a Managing Director of Forum Partners Investment Management LLC, a real estate investment management firm that specializes in value-added indirect investments. Prior to founding Forum Partners, Ms. McBride was a Managing Director at Security Capital Group, where she provided investment and operating oversight for public and private real estate companies in which Security Capital Group had a significant ownership position. Ms. McBride holds a bachelor of arts degree from Middlebury College and an MBA from New York University. She serves as one of our Independent Directors, as Chair of our Compensation Committee and as a member of our Audit Committee and Nominating and Corporate Governance Committee.

Andrea L. Van de Kamp has served on the Board since April 23, 2003. Ms. Van de Kamp has served as President of the West Coast Division of Fernwood Art Investments, LLC since January 2006. Prior to joining Fernwood, she served as Chairman of Sotheby’s west coast business activities, and until 2005, was a Senior Vice President for Sotheby’s North America. Ms. Van de Kamp is the Chairman Emeritus of the Performing Arts Center of Los Angeles County, which is the second largest performance arts center in the United States. Prior to joining Sotheby’s in 1989, Ms. Van de Kamp was President and CEO of the Independent Colleges of Southern California, where she administered annual fundraising campaigns for fifteen independent colleges. Earlier in her career, she served as Director for Public Affairs for Carter Hawley Hale Stores, Director of Development of the Museum of Contemporary Art, Executive Director of the Southern California Coro Foundation and Associate Director of Admissions for Dartmouth College. Ms. Van de Kamp served on the board of directors of Jenny Craig, Inc. from August 1994 until May 2002, The Walt Disney Company from December 1998 until March 2003, and City National Bank from 1993 until 2006. Ms. Van de Kamp is a graduate of Michigan State University and received a Master’s degree from Teacher’s College of Columbia University. She serves as one of our Independent Directors and as a member of our Compensation Committee and Nominating and Corporate Governance Committee.

Walter L. Weisman has served on the Board since April 23, 2003. Mr. Weisman is a past Chairman and Chief Executive Officer of American Medical International, Inc. (“AMI”). Mr. Weisman was admitted to the

California bar in 1960, practiced law for several years, entered the healthcare field in 1969 and joined AMI in 1972. He became Chief Operating Officer of AMI in 1976, President in 1978 and Chief Executive Officer in 1985. When Mr. Weisman left AMI in 1988, AMI was primarily a hospital management company that owned and operated acute care hospitals across the United States and in Europe, the Middle East, Latin America, Asia and Australia. At the time, AMI had more than 50,000 employees and annual revenues of approximately $4 billion. Since 1988, Mr. Weisman has been involved in private investments and volunteer activities. He is presently Vice Chairman of the Board of Trustees of the California Institute of Technology and a Member of the Institute’s oversight committee for the Jet Propulsion Laboratory. Mr. Weisman is the former Chairman and is now a Life Trustee of the Board of Trustees of the Los Angeles County Museum of Art and Chairman of the Board of Trustees of the Sundance Institute. He is also a trustee of the Kress Foundation. Mr. Weisman is a director of Occidental Petroleum Corporation (Los Angeles) and Fresenius Medical Care (Frankfurt, Germany), and until March 2005 was a director of Community Care Health Network, Inc. (New York City). Mr. Weisman holds a bachelor’s degree from Stanford University and a juris doctor degree from Stanford Law School. On February 2, 2006, the board of directors approved the appointment of Walter L. Weisman as non-executive Vice Chairman and lead director of the board of directors of the Company. Mr. Weisman also serves as one of our Independent Directors, as Chair of our Nominating and Corporate Governance Committee and as a member of our Audit Committee and Compensation Committee.

Lewis N. Wolff has served on the Board since December 8, 2005. Mr. Wolff is Chairman of Wolff Urban Management, Inc., a real estate acquisition, investment, development and management firm. He co-founded and, since 1994, served as Chairman of Maritz, Wolff & Co., a privately held hotel investment group that manages top-tier luxury hotels. Maritz, Wolff & Co.’s investments exceed $1.0 billion. Mr. Wolff serves as Chairman of Sunstone Hotel Investors, Inc., serves as Vice Chairman of Rosewood Hotels & Resorts and, from 1999 through the summer of 2004, served as Co-Chairman of Fairmont Hotels & Resorts, a hotel management company formed by Fairmont Hotel Management Company and Canadian Pacific Hotels & Resorts, Inc. In April of 2005, Mr. Wolff acquired ownership of Major League Baseball’s Oakland Athletics. He serves on the Board of Directors for Grill Concepts, Inc., First Century Bank and the Museum of Contemporary Art. Mr. Wolff entered the hotel business in the 1980s by becoming developer/owner/operator of the San Jose Holiday Inn in Northern California and the Burbank Airport Hilton and the La Mirada Gateway Plaza Holiday Inn in Southern California. He expanded his portfolio by acquiring office buildings, theaters and additional hotels. Mr. Wolff’s career began in St. Louis, Louisiana at Roy Wenzlick & Company, a real estate economics, appraisal and publishing firm, and he eventually opened and managed its West Coast office in Los Angeles. Mr. Wolff’s accomplishments in the real estate field earned him an appointment in 1977 as a permanent staff member of the University of California Extension Program. Mr. Wolff also served as President of Twentieth Century Fox Realty & Development Company, where he managed Twentieth Century Fox’s worldwide corporate real estate activities. Mr. Wolff is a former primary owner of the St. Louis Blues National Hockey League Team and a former primary owner of the Golden State Warriors National Basketball Team. Mr. Wolff holds a bachelor’s degree in business administration from the University of Wisconsin, Madison and received his MBA from Washington University in St. Louis. He is a member of the American Institute of Real Estate Appraisers. He serves as one of our Independent Directors and as a member of our Compensation Committee and Nominating and Corporate Governance Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. MAGUIRE, KAPLAN, WEISMAN AND WOLFF AND MSES. MCBRIDE AND VAN DE KAMP TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2008 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Board Governance Documents

The Board maintains charters for each of its committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics. To view our committee charters, corporate governance guidelines and code of business conduct and ethics, please visit our website at http://www.maguireproperties.com. Each of such documents is also available in print to any stockholder who sends a written request to such effect to Mark T. Lammas, Executive Vice President and Secretary, Maguire Properties, Inc., 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401.

Independent Directors

New York Stock Exchange (“NYSE”) listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards provide that a listed company’s director is not independent if: (i) the director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer of the listed company; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) (A) the director or an immediate family member is a current partner of a firm that is the listed company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee; and (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. The Board by resolution adopted such standards as the Company’s standards for independence of Board members, and has affirmatively determined that all nominees for election to the Board at the Annual Meeting are independent under such standards (“Independent Directors”), except for Mr. Maguire.

Board Meetings

The Board held 12 meetings and the non-management directors (which includes all the members of the Board except for Mr. Maguire) met in executive sessions 4 times during the year ended December 31, 2006. Walter L. Weisman presided over such executive sessions. The number of meetings for each Board committee is set forth below under the heading “– Board Committees.” During the year ended December 31, 2006, all of the directors attended at least 75% of the total number of meetings of the Board and of the Board committees on which they served. The Board expects all directors to attend each Annual Meeting of Stockholders barring unforeseen circumstances or unresolvable conflicts. All of our directors at the time of our 2006 Annual Meeting of Stockholders, which was held on June 6, 2006, were in attendance at such Annual Meeting.

Board Committees

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to help ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is to select, assist and meet with the independent registered public accounting firm, oversee each annual audit and quarterly review, establish and maintain our internal audit controls and prepare the report that federal securities laws require be included in our Proxy Statement each year (see page 51 for the current Audit Committee Report). The Board has approved a charter of the Audit Committee and the Audit Committee carries out its responsibilities in accordance with those terms. The charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “– Board Governance Documents.” Mr. Kaplan is Chair and Ms. McBride and Mr. Weisman are members of the Audit Committee, all of whom are Independent Directors. The Board has determined that Mr. Kaplan is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”). The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The members of the Audit Committee satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act and the NYSE listing standards. During the year ended December 31, 2006, the Audit Committee met 10 times.

Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. Further information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters – Audit Committee Report.”

Compensation Committee

The Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our executive officers, administers our Amended and Restated 2003 Incentive Award Plan (our “Incentive Award Plan”) of the Company, Maguire Properties Services, Inc., a Maryland corporation (the “Services Company”) and Maguire Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), and any other incentive programs and produces an annual report on executive compensation for inclusion in our Proxy Statement each year (see page 41 for the current Compensation Committee Report on Executive Compensation). Our Compensation Committee Charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “– Board Governance Documents.” Ms. McBride is Chair and Mr. Kaplan, Ms. Van de Kamp, Mr. Weisman and Mr. Wolff are members of the Compensation Committee, all of whom are Independent Directors. During the year ended December 31, 2006, the Compensation Committee met 4 times. Further information regarding the specific functions performed by the Compensation Committee is set forth below in “– Compensation Committee Report on Executive Compensation.”

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee, which committee’s function is to develop and recommend to the Board a set of corporate governance principles, adopt a code of ethics, adopt policies with respect to conflicts of interest, monitor our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, establish criteria for prospective members of the Board, conduct candidate searches and interviews, oversee and evaluate the Board and our management, evaluate from time to time the appropriate size and composition of the Board and recommend, as appropriate, increases, decreases and changes in the composition of the Board and formally propose the slate of directors to be elected at each Annual Meeting of Stockholders. Our Nominating and Governance Committee Charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “– Board Governance Documents.” Mr. Weisman is Chair and Mr. Kaplan, Ms. McBride, Ms. Van de Kamp and Mr. Wolff are members of the Nominating and Corporate Governance Committee, all of whom are Independent Directors. During the year ended December 31, 2006, the Nominating and Corporate Governance Committee met 4 times. Further information regarding the Nominating and Corporate Governance Committee is set forth below in “– Qualifications of Director Nominees” and “– Nominating and Corporate Governance Committee’s Process for Considering Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

•	experience in corporate governance, such as service as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company; and

•	academic expertise in an area of the Company’s operations.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

At an appropriate time prior to each Annual Meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee shall recommend to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. The Nominating and Corporate Governance Committee shall, at least annually, evaluate the performance of each current director.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee shall recommend to the Board for election by the Board to fill such vacancy such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “– Qualifications of Director Nominees.”

Notwithstanding the foregoing, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected (for example, pursuant to rights contained in Articles Supplementary designating a class or series of preferred stock to elect one or more directors upon a dividend default), then the nomination or election of such directors shall be governed by such requirements. Additionally, recommendations received by stockholders will be considered and are subject to the same criteria as are candidates recommended by the Nominating and Corporate Governance Committee.

Manner by which Stockholders May Recommend Director Candidates

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders of the Company. All recommendations must be directed to Walter L. Weisman, Chair of the Nominating and Corporate Governance Committee, c/o Mark T. Lammas, Executive Vice President and Secretary, Maguire Properties, Inc., 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401. Recommendations for director nominees to be considered at the 2008 Annual Meeting of Stockholders must be received in writing not later than January 1, 2008. Each stockholder recommending a person as a director candidate must provide the Company with the following information so that the Nominating and Corporate Governance Committee may determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

if the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•

if the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is or has been at any time during the current or preceding calendar year an employee of the recommending stockholder or any member of the recommending stockholder group;

•

whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates, during the current or preceding calendar year;

•

whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an Independent Director, and (iii) satisfies the standards for our directors set forth above in “– Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to the Company and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling federal or state law.

Communications with the Board

Stockholders or other interested persons wishing to communicate with the Board may send correspondence directed to the Board, c/o Mark T. Lammas, Executive Vice President and Secretary, Maguire Properties, Inc.,

1733 Ocean Avenue, Suite 400, Santa Monica, California 90401. Mr. Lammas will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to the Company’s management. Mr. Lammas will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Lammas will forward all such communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our non-management directors as a group should be addressed to the Company at the address above, “Attention: Non-Management Directors.”

Compensation of Directors

In fiscal 2006, each of our directors who is not an employee of the Company or one of our subsidiaries received an annual fee of $90,000 for services as a director. The chair of the Audit Committee, Lawrence S. Kaplan, received an additional $25,000 annual fee. No additional fee is paid for attendance at Board committee meetings. Directors who are employees of the Company or our subsidiaries do not receive compensation for their services as directors. As non-executive Vice Chairman and lead director of the Board, Walter L. Weisman received an additional annual fee of $100,000 as approved by the Compensation Committee of the Board.

Effective upon the election of directors at the 2007 Annual Meeting, we made certain changes to the cash compensation awarded to directors, including increasing the annual fee for director services to $100,000; increasing the additional annual fee for the chair of the Audit Committee to $35,000; and providing that the chair of the Compensation Committee will receive an additional annual fee of $25,000.

Our Incentive Award Plan provides for formula grants of stock options to non-employee directors on and after the consummation of our initial public offering (our “IPO”), which occurred on June 27, 2003. On June 27, 2003, each non-employee director received an option to purchase 7,500 shares of our Common Stock at an exercise price of $19.00 per share. Thereafter, on the date of each Annual Meeting of Stockholders at which the non-employee director is re-elected to the Board, such non-employee director will receive an option to purchase 5,000 shares of our Common Stock at an exercise price equal to 100% of the fair market value of our Common Stock on the date of grant. Such options were granted in connection with the Company’s 2004, 2005 and 2006 Annual Meetings to all non-employee directors. Similarly, each non-employee director who is initially elected to the Board after our IPO will receive an option to purchase 7,500 shares of our Common Stock on the date of such initial election and an option to purchase 5,000 shares of our Common Stock on the date of each subsequent Annual Meeting of Stockholders at which the non-employee director is re-elected to the Board. The exercise price will be equal to 100% of the fair market value of our Common Stock on the date of grant. The options granted to non-employee directors are exercisable in three equal annual installments beginning on the first anniversary of the date of grant. For further detail on the actual compensation earned by our Board during fiscal 2006, see the table under the heading “Executive Compensation – Director Compensation Table.”

Pursuant to a proposed amendment to the Incentive Award Plan and commencing with the Company’s 2007 Annual Meeting, on the date of each Annual Meeting of Stockholders at which the non-employee director is elected or re-elected to the Board, such non-employee director will be granted 1,000 restricted shares of our Common Stock at a price equal to $0.01 per share. The restricted stock granted to non-employee directors are exercisable in three equal annual installments beginning on the first anniversary of the date of grant. For further detail on the proposed amendment to the Incentive Award Plan, see the discussion under the heading “Item 3 – Approval of Second Amended and Restated Incentive Award Plan.”

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting, and, if present, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

ITEM 3

APPROVAL OF SECOND AMENDED AND RESTATED INCENTIVE AWARD PLAN

The Board has adopted, subject to approval by our stockholders, the Second Amended and Restated 2003 Incentive Award Plan of the Company, the Services Company and the Operating Partnership (the “Amended Incentive Award Plan”). If approved, the Amended Incentive Award Plan would amend and restate our Incentive Award Plan, to, among other things, (i) increase the aggregate number of shares of stock which may be issued or transferred under the plan by 1,233,159 shares to a total of 6,050,000 shares (the “Plan Limit”); (ii) provide that the maximum number of shares of stock with respect to awards granted to any one participant during a calendar year will be 1,500,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based award not denominated in stock or otherwise for which the foregoing share-based limitation would not be an effective limitation for purposes of Section 162(m) of the Code will be $2,000,000 (the “Award Limit”); (iii) allow the administrator of the Amended Incentive Award Plan (the “Administrator”) to grant profits interest units in the Operating Partnership as incentive awards; (iv) specify how various awards will count against the Plan Limit and Award Limit respectively; and (v) revise certain provisions relating to stock option and SAR grants. The Amended Incentive Award Plan will become effective upon approval by the Company’s stockholders. If the Company’s stockholders do not approve the amendment and restatement of the Incentive Award Plan, the amendment and restatement will not become effective and the Incentive Award Plan, as in effect prior to the amendment and restatement, will continue in full force and effect in accordance with its terms.

A summary of the material features of the Amended Incentive Award Plan is set forth below. This summary also identifies the material differences between the Amended Incentive Award Plan and the Incentive Award Plan as in effect prior to this amendment and restatement. This summary is qualified in its entirety by reference to the Amended Incentive Award Plan itself, which is included herein as Appendix I.

General

The Amended Incentive Award Plan generally provides for the grant of long-term incentive awards to eligible employees, consultants and directors of the Company, the Operating Partnership, the Services Company and our and their subsidiaries. The purpose of the Amended Incentive Award Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees (including executives), consultants and directors to those of the Company’s stockholders by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders.

Types of Awards

Awards issuable under the plan, prior to this amendment and restatement, include stock options, restricted stock, dividend equivalents, stock appreciation rights (SARs), performance awards, deferred stock awards and stock payment awards. The Amended Incentive Award Plan amends the plan to permit the plan administrator to grant awards of profits interest units in the Operating Partnership under the plan in addition to the awards already authorized under the plan.

Shares Available for Awards

The Incentive Award Plan, prior to this amendment and restatement, provides that a total of 4,816,841 shares of our Common Stock will be reserved for issuance pursuant to the plan, subject to certain adjustments set forth therein. The Amended Incentive Award Plan would amend the plan to increase the Plan Limit by 1,233,159 shares to a total of 6,050,000 shares. Under the Amended Incentive Award Plan each profits interest unit issued pursuant to an award shall be counted against each of the Plan Limit and the Award Limit as one share of Common Stock. The counting provision relating to profits interest units is not contained in the Incentive Award Plan prior to this amendment and restatement.

To the extent that an award terminates, expires, or is canceled without having been fully exercised, any shares of Common Stock subject to the award will again be available for the grant of awards under the Amended Incentive Award Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will be counted as issued or transferred under the Amended Incentive Award Plan and will not subsequently be available for the grant of an award pursuant to the Amended Incentive Award Plan. Under the Incentive Award Plan prior to this amendment and restatement, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations were not counted as issued or transferred under the plan and were available for subsequent grant. The Amended Incentive Award Plan also provides that shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the Plan Limit. As of December 31, 2006, there were 1,750,080 shares or units subject to outstanding awards under the Incentive Award Plan and an aggregate of 3,066,761 shares of our Common Stock remained available for future grant pursuant to the Incentive Award Plan.

Prior to amendment and restatement, the Incentive Award Plan provides that

•

subject to adjustment as provided therein, the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,000,000 shares of Common Stock for incentive awards other than performance awards; and

•	the maximum amount of any performance award for any calendar year may not exceed $2,000,000.

However, this limit did not apply until the earliest of the first material modification of the Incentive Award Plan, the issuance of all of the shares reserved for issuance under the Incentive Award Plan, the expiration of the Incentive Award Plan, or the first meeting of our stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year of our initial public offering.

As set forth in the Amended Incentive Award Plan, the Company is seeking stockholder approval to amend these limits to provide that the maximum number of shares of stock with respect to awards granted to any one participant during a calendar year will be 1,500,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance award not denominated in stock or otherwise for which the foregoing share-based limitation would not be an effective limitation will be $2,000,000. These limits will apply effective as of the date on which our stockholders approve the Amended Incentive Award Plan.

Eligibility

Employees and consultants of the Company, the Operating Partnership, the Services Company or any subsidiary, and directors of the Company, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, other incentive awards and performance awards under the Amended Incentive Award Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Code. As of December 31, 2006, we had 163 employees and consultants worldwide, 10 of whom constitute our executive group, and our board of directors consisted of five non-employee directors who were eligible to participate in the Amended Incentive Award Plan.

Administration

The Amended Incentive Award Plan is administered by the Compensation Committee. Each member of the Compensation Committee that administers the Amended Incentive Award Plan will be both a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” within the meaning of Section 162(m) of the Code. The Amended Incentive

Award Plan also requires that each such director be an “independent director” under the rules of the New York Stock Exchange (or other securities market on which our shares are then trades), a requirement that was not included in the Incentive Award Plan prior to this amendment and restatement. Under the Amended Incentive Award Plan, any action taken by the Compensation Committee will be valid and effective, whether or not members of the Committee are later determined not to have satisfied these membership requirements or otherwise provided in the Committee’s charter. This provision was not expressly included in the Incentive Award Plan prior to this amendment and restatement. The Amended Incentive Award Plan provides that the Administrator has the authority to designate recipients of awards and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise.

Stock Options

The exercise price of nonqualified stock options and incentive stock options granted under the Amended Incentive Award Plan, prior to amendment and restatement, must be at least 85% and 100%, respectively, of the fair market value of our Common Stock on the date of grant. As amended and restated, the Amended Incentive Award Plan provides that the exercise price of all stock options (whether nonqualified stock options or incentive stock options) must be at least 100% of the fair market value of our Common Stock on the date of grant. Incentive stock options granted to optionees who own more than 10% of our outstanding Common Stock on the date of grant must have an exercise price that is at least 110% of fair market value of our Common Stock on the grant date. For purposes of the Amended Incentive Award Plan, provided that our Common Stock continues to be traded on the NYSE or another exchange, the “fair market value” of the common stock on any given date will be the closing price of a share as reported in the Wall Street Journal (or such other source as the Company may deem reliable) for that date, or if no sale occurred on that date, the first trading day immediately prior to such date during which a sale occurred. The closing price of a share of our Common Stock on the NYSE on April 27, 2007 was $35.41 per share.

Stock options granted under the Amended Incentive Award Plan will expire no later than 10 years after the date of grant, or five years after the date of grant with respect to incentive stock options granted to individuals who own more than 10% of our outstanding Common Stock on the grant date.

Restricted Stock and Other Awards

The Amended Incentive Award Plan also provides for the issuance of restricted stock awards and other incentive awards to eligible individuals. Restricted stock awards will generally be subject to such transferability and vesting restrictions as the Administrator shall determine. With respect to other incentive awards under the Amended Incentive Award Plan, such as SARs, performance awards, dividend equivalents, deferred stock, stock payments and other stock-based awards, the Administrator will determine the terms and conditions of such awards, including the purchase or exercise price, if any, of such awards, vesting and other exercisability conditions, and whether the awards will be based on specified performance criteria. The Amended Incentive Award Plan provides that the exercise price of a SAR will not be less than 100% of the fair market value of our Common Stock on the date on which the SAR is granted. The Incentive Award Plan prior to this amendment and restatement did not contain a minimum exercise price for SARs. Other awards issuable under the Amended Incentive Award Plan include the following:

•

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our Common Stock) of dividends paid on our Common Stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

•

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, a recipient of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the Common Stock underlying the deferred stock award has been issued.

•

Stock Payments. Stock payments include payments in the form of our Common Stock or options or other rights to purchase our Common Stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

•

Performance Awards. Any participant selected by the plan administrator may be granted a performance award in the form of a cash bonus, stock bonus or other incentive award payable in cash, our Common Stock or profits interest units, the value of which may be linked to any specific performance criteria determined appropriate by the plan administrator.

Profits Interest Awards

Profits interest units in the Operating Partnership may be issued to eligible participants for the performance of services to or for the benefit of the Operating Partnership. At the time of grant, the Administrator shall specify the date or dates on which the profits interest units will vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits interest units shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the award or thereafter. The Administrator will specify the purchase price, if any, to be paid by the grantee to the Operating Partnership for the profits interest units. The Incentive Award Plan prior to this amendment and restatement did not provide for the issuance of profits interest units.

Non-Employee Director Awards

Each person who was a non-employee director as of the date of the pricing of our initial public offering (the “pricing date”) was granted an option to purchase 7,500 shares of Common Stock on that date. During the term of the Amended Incentive Award Plan, each person who was a non-employee director as of the pricing date will automatically be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders after the date of our initial public offering at which the director is re-elected to the Board. During the term of the Amended Incentive Award Plan, each person who is initially elected to the Board after the pricing date and who is a non-employee director at the time of his or her initial election will automatically be granted (i) an option to purchase 7,500 shares of Common Stock on the date of the initial election, and (ii) an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders after the initial election at which the director is re-elected to the Board. The price per share of the shares subject to each option granted to a non-employee director will equal 100% of the fair market value of a share of Common Stock on the date the option is granted; provided, that the price of each share subject to each option granted to non-employee directors on the pricing date was equal to the initial public offering price per share of Common Stock. Options granted to non-employee directors become exercisable in cumulative annual installments of 33 1/3% on each of the first, second and third anniversaries of the date of option grant and, subject to certain restrictions imposed by the Administrator, the term of each option granted to a non-employee director is 10 years from the date the option is granted, except that any option granted to a non-employee director may by its terms become immediately exercisable in full upon the retirement of the non-employee director in accordance with the Company’s retirement policy applicable to directors. No portion of an option which is unexercisable upon the termination of a directorship will thereafter become exercisable.

Commencing with the Company’s 2007 annual meeting of stockholders, on the date of each annual meeting of stockholders of the Company, each individual who is elected or re-elected as a non-employee director at such annual meeting and each individual who otherwise continues to be a non-employee director immediately following such meeting will automatically be granted 1,000 shares of Restricted Stock at a purchase price equal to $0.01 per share. Subject to the non-employee director’s continued service with the Company, each such restricted stock award shall vest with respect to 33 1/3% of the shares on each of the first, second and third anniversaries of the date of grant. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, a restricted stock award as described herein. The Incentive Award Plan prior to this amendment and restatement did not provide for this grant of restricted stock to non-employee directors.

Performance Awards

The plan administrator may grant performance awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Common Stock, and market share. These performance criteria may be measured in absolute terms or as compared to performance in an earlier period or as compared to results of a peer group, industry index or other companies. Generally, a recipient of a performance award will have to be employed by the Company, the Operating Partnership, the Services Company or a subsidiary on the date the performance award is paid.

Adjustments and Corporate Transactions

In the event of certain corporate transactions and changes in our corporate structure or capitalization, the Administrator will make appropriate adjustments to (i) the aggregate number and type of shares issuable under the Amended Incentive Award Plan, (ii) the terms and conditions of any outstanding awards, including the number and type of shares or profits interest units issuable thereunder, and (iii) the grant or exercise price of each outstanding award. In addition, except as may be provided in an individual award agreement, in the event of the merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company or a change in control (as defined in the Amended Incentive Award Plan), each outstanding option which is not converted, assumed or replaced by the successor corporation will become exercisable in full. The Administrator also has the authority under the Amended Incentive Award Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards. Prior to amendment and restatement, the Incentive Award Plan provided that any direct or indirect acquisition of securities by Robert F. Maguire III or his family, or any entity controlled thereby would be a change in control. Under the Amended Incentive Plan, such an acquisition would not constitute a change in control.

Termination and Amendment

With the approval of the Board, the plan administrator may at any time terminate, amend, suspend or modify the Amended Incentive Award Plan, provided that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, we must obtain stockholder approval of any amendment in such a manner and to such a degree as required, and without the approval of our stockholders, no amendment may increase the Plan Limit. In addition, the Amended Incentive Award Plan provides that, without the approval of our stockholders, no amendment or other action by the plan administrator may permit the grant of options or SARs with an exercise price that is below the fair market value on the date of grant, and no award may be granted in connection with the cancellation or surrender of any award having a higher per share exercise price. Neither of these limitations was included in the Incentive Award Plan prior to this amendment and restatement. No award outstanding under the Amended Incentive Award Plan may be amended to reduce its exercise price below the per share exercise price as of the date the award is granted. Unless the award itself expressly provides otherwise, any termination, amendment or modification of the Amended Incentive Award Plan which materially adversely affects any outstanding award requires the prior written consent of the affected holder. Unless sooner terminated by the Board, the Amended Incentive Award Plan will automatically terminate on the 10th anniversary of the date on which the plan, prior to amendment and restatement, was originally adopted by the Board. No award may be granted under the Amended Incentive Award Plan after its termination, but awards that are outstanding at such time will remain in effect. The amended and restated Incentive Award Plan will become effective if and when it is approved by our stockholders.

Additional Restrictions on Awards

The Amended Incentive Award Plan provides that no participant in the Amended Incentive Award Plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the stock ownership limits contained in our charter or would impair our status as a REIT.

Federal Income Tax Consequences

The federal income tax consequences of the Amended Incentive Award Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended Incentive Award Plan, and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended Incentive Award Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

Stock Options

With respect to nonqualified stock options, the Company, the Operating Partnership, the Services Company or the participant’s employer, as applicable, is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership, the Services Company or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as an option which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership’s income, gain, loss, deduction, and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such units are generally taxed upon a disposition of the unit or distributions of money to the extent that such amounts received exceed the basis in the units. Generally, no deduction is available to the Company, the Operating Partnership, the Services Company or the participant’s employer upon the grant, vesting or disposition of the profits interest units.

If profits interest units are granted to a recipient who is an employee, the issuance of those units may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership, the Services Company or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all FICA employment taxes on the employee’s compensation, whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Other Awards

The current federal income tax consequences of other awards authorized under the Amended Incentive Award Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, our operating partnership, our services company or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Code Section 409A

Certain types of awards under the Amended Incentive Award Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Incentive Award Plan and awards granted under the Amended Incentive Award Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Deductibility and Section 162(m) of the Code

Section 162(m) of the Code generally places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board pursuant to an incentive plan that has been approved by the Company’s stockholders. The Amended Incentive Award Plan provides that certain awards made thereunder may, in the discretion of the Administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The Amended Incentive Award Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

Plan Benefits

No awards will be granted pursuant to the Amended Incentive Award Plan until it is approved by the Company’s stockholders. In addition, awards are subject to the discretion of the Administrator. As of April 30, 2007, no determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Amended Incentive Award Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended Incentive Award Plan.

See the tables below under the general heading “Executive Compensation” including the Summary Compensation Table, Grants of Plan Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table and Option Exercises and Stock Vested Table for information on prior awards to our individual Named Executive Officers (as defined below). During fiscal 2006, awards with respect to 369,633 shares or units were granted to all of our executive officers as a group and awards with respect to 20,782 shares or units were granted to our other employees under the Incentive Award Plan, prior to this amendment or restatement. These amounts would have been the same had the Amended Incentive Award Plan been in effect during fiscal 2006. Our non-employee directors were granted options to purchase Common Stock upon their reelection to the Board in fiscal 2006.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendment and restatement of the Amended Incentive Award Plan, provided that the total votes cast on the proposal represent over a 50% interest of the outstanding shares of Common Stock entitled to vote on the proposal.

Supplemental Information

In accordance with Instruction 5 of Item 10 of Schedule 14A, please be advised that the Company intends to register under the Securities Act of 1933, as amended, on Form S-8, the shares of our Common Stock (and related share purchase rights) that may be made subject to awards under the Company’s Amended Incentive Award Plan prior to the issuance of such awards.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE INCENTIVE AWARD PLAN.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 27, 2007, the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership interest (“Units”) in the Operating Partnership, of which we are the sole general partner, are exchangeable, for: (i) each person who is the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each of our directors and Named Executive Officers (as hereinafter defined), and (iii) our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The amount of Common Stock and Units held by each person is also set forth in the footnotes. Unless otherwise indicated, the address of each named person is c/o Maguire Properties, Inc., 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401.

Name of Beneficial Owner	Number of Shares of Common Stock and Units Beneficially Owned	Percent of All Shares of Common Stock(1)	Percent of All Shares of Common Stock and Units(2)
Robert F. Maguire III(3)	8,848,036	18.83%	16.26%
ING Groep N.V.(4)	6,474,032	13.77%	11.90%
Cohen & Steers Capital Management, Inc.(5)	5,331,738	11.34%	9.80%
Neuberger Berman, Inc.(6)	3,269,732	6.96%	6.01%
The Vanguard Group, Inc.(7)	2,551,000	5.43%	4.69%
Dallas E. Lucas(8)	242,188	*	*
Paul S. Rutter(9)	156,384	*	*
Martin A. Griffiths(9)	156,384	*	*
Mark T. Lammas(10)	122,013	*	*
Andrea L. Van de Kamp(11)	17,499	*	*
Walter L. Weisman(11)	17,499	*	*
Caroline S. McBride(11)	17,499	*	*
Lawrence S. Kaplan(12)	17,499	*	*
Lewis N. Wolff(13)	2,500	*	*
Peter K. Johnston	714	*	*
All directors and executive officers as a group (14 persons)	9,517,812	20.26%	17.50%

*	Less than 1.0%.

(1)	Amounts for individuals assume that all Units and vested options held by the person are exchanged or exercised, as applicable, for shares of our Common Stock, and amounts for all directors and officers as a group assume all Units and vested options held by them are exchanged or exercised, as applicable, for shares of our Common Stock. The total number of shares of Common Stock outstanding used in calculating this percentage assumes that none of the Units and vested options held by other persons are exchanged or exercised, as applicable, for shares of our Common Stock.

(2)	Based on a total of 54,405,016 shares of Common Stock and Units outstanding, comprised of 49,999,100 shares of Common Stock and 7,405,916 Units that may be exchanged for cash or shares of Common Stock under certain circumstances.

(3)	Includes 52,632 Units that are held by Master Investments, LLC, an entity in which Mr. Maguire and others have shared voting and investment power, of which Mr. Maguire disclaims beneficial ownership in the 45% of such Units in which he has no pecuniary interest.

(4)	Based on information provided by ING Groep N.V. in a Schedule 13G filed with the SEC on February 14, 2007. ING Groep N.V.’s address is Amstelveensweg 500, 1081 KL Amsterdam, The Netherlands.

(5)	Based on information provided by Cohen & Steers Capital Management, Inc. in a Schedule 13G/A filed with the SEC on February 13, 2007. Cohen & Steers Capital Management, Inc.’s address is 280 Park Avenue, 10th Floor, New York, New York 10017.

(6)	Based on information provided by Neuberger Berman, Inc. in a Schedule 13G/A filed with the SEC on February 13, 2007. Neuberger Berman Inc.’s address is 605 Third Avenue, New York, New York 10158.

(7)	Based on information provided by The Vanguard Group, Inc. in a Schedule 13G filed with the SEC on February 14, 2007. The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)	Represents an option to acquire 207,100 shares of Common Stock that is fully exercisable.

(9)	Represents 14,217 shares of Common Stock and 142,167 shares of restricted Common Stock.

(10)	Represents 32,823 shares of Common Stock and 89,190 shares of restricted Common Stock.

(11)	Represents shares of Common Stock issuable upon exercise of stock options; does not include 1,667 shares and 3,334 shares under options granted on June 7, 2005 and June 6, 2006, respectively, that are not exercisable within 60 days of the date of this table.

(12)	Represents 14,999 shares of Common Stock issuable upon exercise of stock options and 2,500 shares of Common Stock purchased through an exercise of options on January 31, 2006; does not include 1,667 shares and 3,334 shares under options granted on June 7, 2005 and June 6, 2006, respectively, that are not exercisable within 60 days of the date of this table.

(13)	Represents shares of Common Stock issuable upon exercise of stock options; does not include 5,000 shares under options granted on December 8, 2005 that are not exercisable within 60 days of the date of this table.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the executive officers of the Company:

Name	Age	Position(s)
Robert F. Maguire III	72	Chairman of the Board, Chief Executive Officer
Martin A. Griffiths	43	Executive Vice President and Chief Financial Officer as of March 2, 2007
Paul S. Rutter	54	Executive Vice President, Major Transactions
Mark T. Lammas	41	Executive Vice President, Development and Secretary
William H. Flaherty	56	Senior Vice President, Marketing
Peter K. Johnston	52	Senior Vice President, Leasing
Javier F. Bitar	45	Senior Vice President, Senior Investment Officer
Robert P. Goodwin	55	Senior Vice President, Construction and Development
Ted J. Bischak	54	Senior Vice President, Asset Management
Peggy M. Moretti	44	Senior Vice President, Investor and Public Relations

Robert F. Maguire III has served as our Chairman of the Board since January 26, 2002, our Chief Executive Officer since January 1, 2006 and from June 26, 2002 to November 11, 2002, and as Co-Chief Executive Officer from November 12, 2002 to December 31, 2005. Biographical information regarding Mr. Maguire is set forth under the heading “Election of Directors – Nominees for Election for a One-Year Term Expiring at the 2007 Annual Meeting.”

Martin A. Griffiths has served as our Executive Vice President, Operations, since June 30, 2006 and as our Executive Vice President and Chief Financial Officer since March 2, 2007. Prior to joining the Company, he was a partner at Deloitte Tax, LLP where he ran the real estate tax group for the Pacific Southwest. Prior to that, Mr. Griffiths was a partner in the real estate tax practice at Arthur Andersen where he worked from 1985 to 2002. He has worked closely with the Maguire organization for over 20 years. He holds a Bachelor of Science degree in accounting from Loyola Marymount University and is a certified public accountant.

Paul S. Rutter has served as our Executive Vice President, Major Transactions, since June 30, 2006. Prior to joining the Company, he was the Managing Shareholder at Gilchrist & Rutter Professional Corporation, a real estate law firm in Los Angeles which he co-founded in 1983. Mr. Rutter has represented and worked closely with Maguire entities for almost 25 years and has represented many public and private real estate companies throughout his career, including Thomas Properties Group, CommonWealth Partners, JP Morgan Investment Management and Trammell Crow, among others. He received his law degree in 1978 from UCLA Law School and graduated magna cum laude from University of California at Los Angeles in 1975.

Mark T. Lammas has served as our Executive Vice President, Development and Secretary since June 30, 2006. Prior to that time, Mr. Lammas served as Senior Vice President, General Counsel and Secretary since June 26, 2002, and prior to that, as Senior Vice President and General Counsel for Maguire Partners from June 1998. Before joining Maguire Partners, Mr. Lammas was an attorney with Cox, Castle & Nicholson LLP from September 1992 to June 1998. Mr. Lammas holds a bachelor’s degree in political economies of industrial societies from the University of California at Berkeley and a juris doctor degree from the Boalt Hall School of Law, University of California at Berkeley.

William H. Flaherty has served as our Senior Vice President, Marketing since April 28, 2006, and as our Senior Vice President, Leasing and Marketing from May 1, 2004 to April 28, 2006. Mr. Flaherty has more than 20 years of commercial real estate experience, ten of which were with Maguire Partners. He most recently was a

Partner at Maguire Partners, with primary responsibility for marketing and leasing at Solana, the firm’s 900-acre master-planned corporate campus located in Southlake and Westlake, Texas. Mr. Flaherty originally joined Maguire Partners in 1990, where he served in various senior leasing positions until 1998. Prior to rejoining Maguire Partners in 2002, he served as Senior Vice President of Hillwood Urban Development in Dallas, Texas. Mr. Flaherty holds a bachelor’s degree in business administration from St. Ambrose University and an MBA from the University of Portland.

Peter K. Johnston has served as our Senior Vice President, Leasing since March 8, 2006, and as our Senior Vice President, Major Lease Transactions, from January 1, 2006 to March 7, 2006. Mr. Johnston served in a consultancy role responsible for major lease transactions for Maguire Properties from April 2005 to January 2006. From January 1996 through March 2005, Mr. Johnston served as President of Leasing for CommonWealth Partners, a Los Angeles based privately owned real estate investment, development and management organization (“CommonWealth Partners”), where he was responsible for all brokerage activity, lease transactions, landlord and tenant representation. From 1989 through 1995, Mr. Johnston was the Senior Vice President, Leasing for Maguire Thomas Partners, where he was responsible for leasing, marketing, advertising and procuring lead tenants for office developments in Southern California and Philadelphia. Mr. Johnston holds a bachelor’s degree in business administration with a Real Estate Major and Accounting Minor from the University of Denver.

Javier F. Bitar has served as our Senior Vice President, Senior Investment Officer since April 2006 and our Senior Vice President, Finance from June 2003 to April 2006. Mr. Bitar served as a Partner of Maguire Partners with responsibility for all financial and accounting matters related to the firm’s property portfolio since 1999. Mr. Bitar joined Maguire Partners in 1987 as a Financial Analyst and held various finance-related positions before being admitted as a Partner. Prior to joining Maguire Partners, Mr. Bitar was an Audit Senior with Arthur Andersen’s Real Estate Services Group. Mr. Bitar is a Certified Public Accountant and a member of the Institute of Property Taxation and the American Institute of Certified Public Accountants. Mr. Bitar holds a bachelor’s degree in business administration from California State University, Los Angeles.

Robert P. Goodwin has served as our Senior Vice President, Construction and Development since June 26, 2002. Mr. Goodwin served as President of Hillwood Urban Development in Dallas, Texas from 2001 to 2002. Prior to that time, Mr. Goodwin was a Partner of CommonWealth Partners from 1997 to 2001. From 1987 to 1996, Mr. Goodwin was a Vice President and Senior Vice President for Construction with Maguire Thomas Partners. Mr. Goodwin holds a bachelor’s degree in engineering from Kansas State University.

Ted J. Bischak has served as our Senior Vice President, Asset Management since July 15, 2005. Prior to joining Maguire Properties, Mr. Bischak served as Senior Vice President for Commonwealth Partners. At Commonwealth Partners, Mr. Bischak was responsible for all operation activities, including in-house property management, tenant improvement, operational leasing and asset management. Mr. Bischak held Senior Operations positions with Tooley & Company and The Irvine Company during his 25-year commercial real estate career. Mr. Bischak holds a bachelor of science degree in business administration from California State University, Fullerton.

Peggy M. Moretti has served as our Senior Vice President, Investor and Public Relations since June 27, 2003, with responsibility for investor relations and corporate communications. Prior to joining Maguire Partners in 1996, Ms. Moretti served as Director of Public Relations for The Peninsula Beverly Hills from 1991 to 1996. From 1985 to 1991, Ms. Moretti served in various roles for Rogers & Cowan, an international public relations consultancy firm. She is a member of the National Association of Industrial and Office Properties and has served as a board member of the Los Angeles Conservancy. Ms. Moretti holds a bachelor’s degree in political science from the University of California at Los Angeles.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, consisting of our Chief Executive Officer, Chief Financial Officer and three next most highly paid executive officers based on total compensation as calculated under revised SEC rules (each a “Named Executive Officer,” and together, the “Named Executive Officers”). In fiscal 2006, our Named Executive Officers were Robert F. Maguire, III (Chief Executive Officer), Dallas E. Lucas (Chief Financial Officer),3 Mark T. Lammas, Paul S. Rutter, Martin A. Griffiths and Peter K. Johnston. Messrs. Rutter and Griffiths’ total compensation for fiscal 2006 were identical, therefore, this discussion discloses compensation information for six, rather than five, individuals.

Compensation Philosophy and Objectives

Our general philosophy in considering executive compensation programs is to attract, retain and motivate talented executives who can help enhance profitability and maximize stockholder value. In order to achieve this objective, we seek to provide an industry competitive total compensation package composed of an annual base salary coupled with a combination of both long-term equity-based incentives and short term cash-based incentives. This mix of incentives encourages high performance, promotes accountability and ensures that the interests of our executives are aligned with the interests of our stockholders by linking certain portions of each Named Executive Officer’s compensation package directly to increases in stockholder value and evaluating such increase relative to other REITs.

Development and Administration of the Compensation Structure

Our executive compensation program is principally administered by the Compensation Committee. The Compensation Committee consists of five Independent Directors, Caroline S. McBride (Chair), Lawrence S. Kaplan, Andrea L. Van de Kamp, Walter L. Weisman and Lewis N. Wolff, each of whom are appointed by the Board. The Compensation Committee has overall responsibility for our executive compensation policies and practices, including:

•	developing, administering and monitoring our executive compensation program;

•	determining the compensation of our Chief Executive Officer, subject to his existing employment agreement;

•	overseeing all other executive officers’ compensation; and

•	reviewing and approving all compensation plans affecting our executive officers and our management.

The Compensation Committee has ultimate responsibility for the formulation of appropriate compensation plans and incentives for our executives, the recommendation of such plans and incentives to the Board for its consideration and adoption, the award of equity incentives under our Incentive Award Plan and the ongoing administration of various compensation programs as may be authorized or directed by the Board.

Our current executive compensation structure was formulated in early 2005 by a group that included our then Co-Chief Executive Officers, Robert F. Maguire, III and Richard Gilchrist, and other members of our management acting upon the recommendations of our compensation consultants at Gressle & McGinley, LLC

[3]

As more fully discussed below, Mr. Lucas resigned from his role as Executive Vice President and Chief Financial Officer as of March 2, 2007, pursuant to a Separation Agreement, dated as of February 27, 2007, between Mr. Lucas and the Company (the “Lucas Separation Agreement”).

(“Gressle”). The final product presented to the Compensation Committee for consideration and approval in April 2005 was the result of extensive interaction amongst the Compensation Committee, the management team, Gressle and our outside counsel at Latham & Watkins LLP.

Within this approved compensation framework, the Chief Executive Officer and Chief Financial Officer negotiate specific compensation levels for our executive vice presidents and senior vice presidents, memorializing these terms in employment agreements subject to the Compensation Committee’s review and approval.

As our retained compensation consultant, Gressle assisted in determining appropriate levels of salary, bonus and other awards payable to our executive officers and in developing near-term individual performance objectives necessary to achieve long-term profitability. Our relationship with Gressle began with the establishment of our initial compensation structure shortly after the conclusion of our initial public offering in 2003, and has continued through the establishment of the executive compensation structure described herein.

The Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, the Compensation Committee’s general philosophy has been to keep a balance between base salary, incentive bonus and equity compensation which is consistent with that provided by other REITs. The Compensation Committee does not believe significant compensation derived from one component of compensation should negate or reduce compensation from other components.

Components of Compensation

There are two primary types of compensation provided to our executive officers:

•

annual compensation, which includes (i) a base salary, intended to provide a competitive and stable annual salary for each executive officer at a level consistent with such officer’s individual contributions, and (ii) annual performance bonuses, intended to link each executive officer’s compensation to our performance and to such officer’s performance; and

•	long-term compensation, which includes restricted shares of our Common Stock, stock options and other equity-based compensation intended to encourage actions to maximize stockholder value.

In addition, in the course of negotiating employment agreements the Chief Executive Officer and Chief Financial Officer may grant certain non-recurring payments or incentives subject to approval by the Compensation Committee. Such non-recurring cash payments may include relocation expenses and signing bonuses. For example, we paid Mr. Lucas a signing bonus of $200,000 in two equal installments of $100,000 on July 1, 2003 and July 1, 2004 and reimbursed him for certain costs and expenses in connection with his relocation to Los Angeles.

Moreover, the Compensation Committee has the discretion to approve non-recurring cash bonuses to certain senior vice presidents. The senior vice presidents of leasing, investment and construction are currently eligible for such bonuses pursuant to their respective employment agreements. The leasing bonus is calculated quarterly while the investment and construction bonuses are calculated upon completion of a successful transaction or construction project, respectively. These short term incentive bonuses have the potential to raise the total compensation of a senior vice president to such an extent that he or she would qualify as a named executive officer under the SEC’s executive compensation rules. For example, Mr. Johnston, as our Senior Vice President, Leasing, is eligible for a quarterly leasing bonus equal to $0.75 per square foot of rentable area leased during the term of his employment (regardless of whether such leases resulted from Mr. Johnston’s efforts and subject to annual adjustment) pursuant to leases for space in our portfolio of assets owned as of January 1, 2006. During fiscal 2006, Mr. Johnston received $1,329,388 in leasing bonuses (due in part to an increase in the leasing bonus rate in fiscal 2006 at the discretion of the Compensation Committee), raising his total compensation to a level such that he is reported as a Named Executive Officer herein.

Annual Compensation

Base Salary

Annual base salary for each of our Named Executive Officers is initially determined at the time of hire based on a survey of competitors, memorialized in each respective officer’s employment agreement and reexamined by the Compensation Committee pursuant to the terms of such employment agreement. Mr. Maguire’s employment agreement provides that his base salary will be reviewed no less frequently than annually for possible increase at the Compensation Committee’s discretion. Current Company policy calls for any adjustments to a Named Executive Officer’s base salary to be made in January following a review of data for executives in similar positions in comparable REITs and other real estate companies. When reviewing individual base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility and competitive pay practices, as well as other subjective factors (such as the individual’s experience). These considerations necessarily vary from individual to individual and position to position. For further detail on the actual base salaries paid to the Named Executive Officers in fiscal 2006, see the table under the heading “Executive Compensation – Summary Compensation Table.”

Incentive Bonuses

Annual incentives are provided in the form of cash bonuses paid upon the attainment of certain performance objectives. Each Named Executive Officer’s employment agreement provides for an annual bonus within a range based on an initial percentage of the executive’s base salary for the first calendar year of employment, which bonus provisions were revised in April 2005 by the Compensation Committee, as described below. The bonus range in each executive’s employment agreement (or as otherwise determined by the Compensation Committee) is intended to provide guidance for such executive’s annual bonus. However, bonuses are ultimately discretionary, and are subject to final determination based upon the Compensation Committee’s evaluation of each executive’s performance.

Annual incentive bonuses are calculated by first establishing a target bonus, which is the expected bonus paid for each executive meeting certain performance standards. A target bonus is typically expressed as a percentage of annual salary and is set forth in each Named Executive Officer’s employment agreement. For example, a target bonus of 50% for an executive earning an annual salary of $200,000 is $100,000. The Compensation Committee then uses two separate performance categories to establish bonus multiples: “Personal Objectives” and “Company Performance.” Based upon measured performance in each of these categories, we award each executive a bonus multiple between 0 and 1 (a bonus multiple of 1 means that the executive’s actual annual bonus will equal his or her target bonus). An executive can earn a bonus multiple of 1 in each of the two performance categories, for a total possible bonus multiple of 2 (or 200%) of the target bonus.

Personal Objectives are milestones or goals an individual executive seeks to achieve during the year. Personal Objectives may be objective, for example, seeking to lease 100,000 square feet of office space in a given fiscal year; or they may be subjective, for example, seeking to restructure the process by which we insure our assets. Personal Objectives may also be goals of personal development, for example, seeking to work well with other team members. Personal Objectives are set annually by the Chief Executive Officer in cooperation with the Board, and are linked to our strategic imperatives, including market focus, branding and marketing; leasing; acquisitions and dispositions; development; asset and property management; public market role and stockholder value. In evaluating each executive, the Compensation Committee makes a determination as to whether that employee has met or exceeded some or all of his or her Personal Objectives. Based upon that determination, a bonus multiple between 0 and 1 is assigned to that executive. As an example, an executive meeting all Personal Objectives would be assigned a bonus multiple of 0.5, while an executive exceeding most objectives would be assigned the maximum bonus multiple of 1.0.

Company Objectives are separated into two metrics, each with the potential to award a bonus multiple of 0.5: (a) our Total Shareholder Return (as defined below) and (b) our rank amongst office REITs in the National Association of Real Estate Investment Trusts (“NAREIT”) index.

The Total Shareholder Return component of the Company Objectives bonus multiple is assigned based on a range of target Total Shareholder Returns. Total Shareholder Return is calculated as follows:

Total Shareholder Return	=	MPG Share Price at End of Year – MPG Share Price at Beginning of Year + Dividends
MPG Share Price at Beginning of Year

The range of target Total Shareholder Returns is set based on a survey of returns for other comparable REITs including Kilroy Realty Corporation and SL Green Realty Corp. among others. As an example, in fiscal 2005, if Total Shareholder Return was between 12.1% and 15%, the bonus multiple assigned was 0.25, while a Total Shareholder Return greater than 18.1% was assigned the maximum bonus multiple of 0.5.

The other half of the Company Objectives bonus multiple is our Total Shareholder Return rank amongst office REITs in the NAREIT index. In fiscal 2005, if our Total Shareholder Return rank was between 9 and 12, the bonus multiple assigned would be 0.25, while if our Total Shareholder Return rank was between 1 and 4, the bonus multiple assigned would be the maximum of 0.5. We recently revised the metric to compare against office REITs by percentile rather than ordinal rank.

Based on the guidelines set forth above, certain executives are given the opportunity to earn up to 200% of their annual base salaries based on a combination of Personal Objectives and Company Objectives. Notwithstanding such guidelines, the Compensation Committee retains full discretion to set target bonus designations and potential bonus multiple ranges at certain specified levels. For example, pursuant to his employment agreement, Mr. Johnston’s annual bonus multiple was based entirely upon a Company Objectives component and was capped at $200,000 (66% of his base salary) in fiscal 2006.

As set forth in their respective employment agreements, in fiscal 2006 each of Messrs. Lucas, Lammas, Rutter and Griffiths had a target annual bonus of 100% of their respective base salary, with an annual bonus opportunity ranging from 0% to 200% of annual base salary. As of February 2, 2006, Mr. Maguire’s target annual bonus was set at 100% of his annual base salary, with an annual bonus opportunity ranging from 0% to 200% of annual base salary. Notwithstanding such bonus ranges, pursuant to their respective employment agreements, the annual bonus payable to each of Messrs. Rutter and Griffiths for fiscal 2007 shall not be less than 100% of the base salary actually paid to them for such year. As referenced above, Mr. Johnston’s target bonus was set at a fixed dollar amount of $100,000 (33% of his base salary) with a fixed dollar range of $0 to $200,000 (0% to 66% of his base salary). For further detail on the actual annual incentive bonuses paid to the Named Executive Officers in fiscal 2006, see the table under the heading “Executive Compensation – Summary Compensation Table.”

Long-Term Incentive Compensation: Our Incentive Award Plan

The Compensation Committee recognizes that while our bonus programs provide awards for positive short-term and mid-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. Long-term incentives are provided to executives either through restricted Common Stock grants or through the grant of stock options or other awards by the Compensation Committee pursuant to our Incentive Award Plan as further described below. Subject to the terms of our Incentive Award Plan, the Compensation Committee, as plan administrator, has the discretion to determine both the recipients of awards and the terms and provisions of such awards, including the applicable exercise or purchase price, expiration date, vesting schedule and terms of exercise. Our Incentive Award Plan is subject to certain limitations on the maximum number of shares granted or cash awards payable in any calendar year. At the Annual Meeting, upon the recommendation of the Board, we will seek to obtain stockholder approval to amend these limitations and certain other terms as more fully described above under the heading “Item 3 – Approval of Amendments to Incentive Award Plan.”

The Compensation Committee’s discretion in granting awards under our Incentive Award Plan allows it to shape incentives according to our various strategic objectives. For example, the ability to award stock options and restricted stock allows us to both recruit and retain talented executives by providing market competitive compensation with preestablished vesting periods. The ability to grant awards combining multi-year terms and discrete evaluation periods, such as those described below under the heading “– Executive Equity Plan,” allows us to emphasize long term performance while maintaining a quantitative focus on a year-to-year basis. Moreover, by rewarding participating executives with increasingly significant returns as stockholder value increases, the Executive Equity Plan (as defined hereinafter) creates incentives for executives to strive for significant increases in stockholder returns.

Stock Options

The Compensation Committee may grant stock options to certain executives pursuant to the terms of our Incentive Award Plan. The exercise price of nonqualified stock options and incentive stock options must be at least 85% and 100%, respectively, of the fair market value of our Common Stock on the date of grant. Options intended to qualify as performance-based compensation under Section 162(m) of the Code must have an exercise price of at least 100% of the fair market value of our Common Stock on the date of grant. Incentive stock options granted to optionees who own more than 10% of the outstanding Common Stock on the date of grant must have an exercise price that is at least 110% of fair market value of the Common Stock on the grant date. Incentive stock options granted under our Incentive Award Plan will expire no later than ten years after the date of grant, or five years after the date of grant with respect to optionees who own more than 10% of the outstanding Common Stock on the grant date. Our Incentive Award Plan provides that options are exercisable in whole or in part by written notice to us, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. Our Incentive Award Plan generally does not permit the transfer of options, but the Compensation Committee may provide that nonqualified stock options may be transferred pursuant to a domestic relations order or to a family member.

As of the end of fiscal 2006, we had awarded stock options to only one of our Named Executive Officers, Mr. Lucas. Mr. Lucas received a non-qualified stock option to purchase 500,000 shares of our Common Stock upon consummation of our IPO in 2003 at an exercise price per share equal to $19.00. Mr. Lucas’ stock options vested in full on June 27, 2006. For further detail, see the table below under the heading, “Executive Compensation – Outstanding Equity Awards.”

Restricted Stock Awards

The Compensation Committee may also make grants of restricted shares of Common Stock provided that such shares have a purchase price of no less than the par value of Common Stock. For newly hired executives receiving restricted stock through negotiated employment agreements, the applicable grant date for such issuance corresponds with the effective date of his or her employment agreement and the applicable price of such grant is based on the prior day’s closing price of the Common Stock. Restricted stock award recipients receive quarterly dividends on the unvested portion of their restricted stock. Though we have awarded shares of restricted stock through executive employment agreements in the past, we have decided to limit future restricted stock awards to the executive vice president level and above. For further detail on the past awards and current holdings of restricted stock for each of our Named Executive Officers, see the table below under the heading “Executive Compensation – Outstanding Equity Awards.”

Executive Equity Plan

In April 2005, as part of the changes to our compensation program, the Compensation Committee adopted an Executive Equity Plan (“Executive Equity Plan”) for executives to provide significant upside reward for significant upside stockholder returns. The Executive Equity Plan provides for an award pool equal to a percentage of the value created in excess of a base value. Each participant in the Executive Equity Plan is entitled to a given percentage of the total award pool (the “Performance Award Percentage”) which may be adjusted over time to accommodate new employees and exceptional performers. In approving the Executive Equity Plan, the Compensation Committee reviewed a comprehensive summary of similar plans of competitors including AIMCO Properties, L.P., American Financial Realty Trust, Reckson Associates Realty Corp., SL Green Realty Corp. and UDR, Inc. (formerly United Dominion Realty Trust Inc.).

Pursuant to our Incentive Award Plan and in furtherance of the Executive Equity Plan, we entered into Performance Award Agreements with each of Messrs. Lucas, Lammas, Rutter and Griffiths, as well as certain other executives, pursuant to which we granted to each of them a performance award (a “Performance Award”). All Performance Award Agreements were issued to induce the applicable executive to enter into and/or remain in our service, the service of the Operating Partnership or the service of the Services Company, and as an incentive for increased efforts during such service. The Performance Award represents a potential incentive bonus that may become vested and earned based upon the applicable executive’s continued employment and the achievement of the performance goals set forth below. The actual amount of the Performance Award, if any, will be based on the applicable executive’s vested interest in a portion of the performance award pool. The size of the performance award pool varies depending upon the compound annual Total Shareholder Return (as defined hereinafter) for the applicable performance period. The performance award pool will equal:

•	10% of the Excess Shareholder Value (as defined hereinafter) if the compound annual Total Shareholder Return for the applicable performance period equals or exceeds 15%;

•	5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable performance period is equal to or greater than 12% but less than 15%; and

•	2.5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable performance period is equal to or greater than 9% but less than 12%.

However, in no event will the aggregate amount of the performance award pool (or the sum of all performance award pools) exceed $50,000,000.

“Total Shareholder Return” is calculated as the percentage by which the 10-day trailing average of the closing prices at the end of the applicable performance period of a share of our Common Stock outstanding as of April 1, 2005, increased by an amount that would be realized if all cash dividends paid during the performance period were fully reinvested in our Common Stock on the applicable dividend payment date, exceeds a base price equal to $23.91, which represents the 10-day trailing average of the closing prices of our Common Stock ending on March 31, 2005. Under the Performance Award Agreements, “Excess Shareholder Value,” calculated with respect to the total number of Units and shares of our Common Stock outstanding at the end of the applicable performance period, is equal to the sum of (x) 50% of the value of the excess, if any, of our compound annual Total Shareholder Return (as applied to such stock and units) during the performance period over a compound annual Total Shareholder Return of 9%, plus (y) 50% of the value of the excess, if any, of our compound annual Total Shareholder Return (as applied to such stock and units) during the performance period over the greater of (i) the compound annual Total Shareholder Return of the NAREIT office index during the performance period and (ii) a compound annual Total Shareholder Return of 9%.

If the applicable executive remains continuously employed by us, the Operating Partnership or the Services Company until the applicable vesting date set forth below, the Performance Award will vest and become payable as follows:

•

If we achieve a compound annual Total Shareholder Return equivalent to at least 15% over the three-year period commencing on April 1, 2005 (the “Three Year Target”), the award will vest as of March 31, 2008 in an amount equal to the product of (x) the amount of the performance award pool, calculated as of such date, multiplied by (y) the applicable executive’s Performance Award Percentage;

•

If we do not achieve the Three Year Target but achieve a compound annual Total Shareholder Return equivalent to at least 12% but less than 15% during the period commencing on April 1, 2005 (the “Four Year Target”), the award will vest as of March 31, 2009 in an amount equal to the product of (x) the amount of the performance award pool, calculated as of such date, multiplied by (y) the applicable executive’s Performance Award Percentage;

•

If we do not achieve the Three Year Target or the Four Year Target but achieve a compound annual Total Shareholder Return equivalent to at least 9% but less than 12% during the period commencing on April 1, 2005 (the “Five Year Target”), the award will vest as of March 31, 2010 in an amount equal to the product of (x) the amount of the performance award pool, calculated as of such date, multiplied by (y) the applicable executive’s Performance Award Percentage; and

•

If we achieve the Three Year Target and/or the Four Year Target, and we subsequently achieve the Four Year Target and/or the Five Year Target, as applicable, the Performance Award will vest as of the applicable subsequent vesting date with respect to an additional amount equal to the excess, if any, between (x) the dollar amount of the Performance Award that would have become vested as of such subsequent vesting date had the Three Year Target and the Four Year Target, as applicable, not previously been achieved, and (y) the dollar amount of the Performance Award that had previously become vested when the Three Year Target and/or the Four Year Target was achieved.

Under their respective Performance Award Agreements, Mr. Lucas was granted a Performance Award Percentage of 10% and each of Messrs. Lammas, Rutter and Griffiths was granted a Performance Award Percentage of 8%.

The manner of vesting of the Performance Awards is governed differently in the context of a “change in control.” For a precise definition of “change in control,” and for details on the vesting of Performance Awards in the event of a change in control, please see the discussion below under the heading “– Severance Payments and Benefits and Change in Control Provisions.” In the event that any one of Messrs. Lucas, Lammas, Rutter or Griffiths’ employment is terminated for any reason, the executive will forfeit the Performance Award to the extent that the award has not already vested. Accordingly, upon his resignation from us pursuant to his Separation Agreement (as defined below), Mr. Lucas forfeited all rights, title and interest in the Executive Equity Plan.

Performance Awards will be paid in shares of our Common Stock or, in the discretion of the Compensation Committee, in cash (in whole or in part) at the end of the applicable performance period. In the event that Performance Awards are paid in shares, the aggregate number of shares paid with respect to all Performance Awards may not exceed 3,000,000 shares, and the issuance of shares will be subject to all applicable limits contained in our Incentive Award Plan. If shares are not available to satisfy some or all of the Performance Award, then the award is required to be paid in cash (to the extent of such shortfall). We currently expect to pay all Performance Awards in shares of our Common Stock.

Performance Award Agreement of our Chief Executive Officer

On July 14, 2006, the Compensation Committee approved the terms of a proposed outperformance plan to Mr. Maguire under our Incentive Award Plan. The goal of the outperformance plan was to provide Mr. Maguire with an opportunity to receive a substantial reward for delivering exceptional stockholder returns, an opportunity which we felt was necessary both to provide Mr. Maguire with appropriate incentives for extraordinary Company performance and to make Mr. Maguire’s compensation package commensurate with other chief executive officers in our industry. Accordingly, on August 1, 2006, we entered into a Performance Award Agreement with Mr. Maguire (the “RFM Agreement”) that effectuated the proposed terms of the July 14, 2006 outperformance plan.

Mr. Maguire’s performance award (the “RFM Award”) represents an incentive bonus that will become vested and earned upon Mr. Maguire’s continued employment as our Chief Executive Officer and the achievement of the performance goals set forth below. The actual amount of the RFM Award, if any, will be based on Mr. Maguire’s vested interest in a percentage of the Excess Shareholder Value.

If Mr. Maguire remains continuously employed as our Chief Executive Officer until July 13, 2010 and we achieve a compound annual Total Shareholder Return equivalent to at least 15% during the period commencing on July 14, 2006 and ending on July 13, 2010, then the RFM Award will vest as of July 13, 2010 in an amount equal to 10% of the Excess Shareholder Value.

“Total Shareholder Return,” as applied to the RFM Award, is the compound annual return percentage yielded by the excess of the 20-day trailing average of the closing prices at the end of the performance period of a share of our Common Stock outstanding as of July 14, 2006, increased by an amount that would be realized if all cash dividends paid during the performance period were fully reinvested in our Common Stock on the applicable dividend payment date, over a base price equal to $35.06, which represents the closing price of our Common Stock on July 14, 2006. As applied to the RFM Agreement, “Excess Shareholder Value,” calculated with respect to the total number of Units and shares of our Common Stock outstanding at the end of the performance period, is equal to the value of the excess of our compound annual Total Shareholder Return (as applied to such stock and units) during the performance period over a compound annual Total Shareholder Return of 15%.

The manner of vesting of the RFM Award is governed differently in the context of a change in control. For details on the vesting of the RFM Award in the event of a change in control, please see the discussion below under the heading “Severance Payments and Benefits and Change in Control Provisions.” In the event of a termination of Mr. Maguire’s employment as our Chief Executive Officer for any reason, Mr. Maguire will forfeit his right to any unvested portion of the RFM Award.

The vested RFM Award will be paid in shares of our Common Stock (subject to the limits in our Incentive Award Plan) or, in the discretion of the Compensation Committee, in cash, at the end of the performance period. In no event will the number of shares of our Common Stock paid pursuant to the RFM Award exceed 1,400,000 shares, and the dollar value of the RFM Award will not exceed the product of (x) 1,400,000 shares of our Common Stock (subject to adjustment as provided by our Incentive Award Plan) and (y) the fair market value of our Common Stock on the date the RFM Award becomes vested. We currently expect to pay the RFM Award with shares of our Common Stock.

All determinations relating to the vesting and calculation of the Performance Awards as described above will be made by the plan administrator, currently the Compensation Committee. In addition, the plan administrator may, in its discretion, adjust or modify the methodology for calculating the Performance Awards to account for events affecting the value of the Common Stock which the plan administrator does not consider indicative of Company performance, such as the issuance of new common stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events.

Timing of Awards

The preceding sections detail both the timing of awards of each respective element of compensation as well as the respective exercise prices as applicable. We do not coordinate the timing of equity award grants with the release of material non-public information nor do we time the release of material non-public information for purposes of affecting the value of executive compensation.

401(k) Plan

We have a 401(k) benefit plan (the “401(k) Plan”) available to all full-time employees who have completed 12 months of service with us. While this 12-month service period was required through all of fiscal 2006, we recently amended the 401(k) Plan effective as of March 1, 2007, shortening the service period requirement to 30 days. Employees may contribute up to 60% of their annual compensation, limited by the maximum amount allowed under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to such limitations of the Code, we provide a matching contribution in an amount equal to 50% of the employee contribution. Company contributions vest over the second through the sixth year of employment at a rate of 20% per year. In fiscal 2006, Company contributions to the 401(k) Plan were approximately $387,500. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Perquisites and Other Elements of Compensation

We also provide other benefits to our executive officers that are not tied to any formal individual or company performance criteria and are intended to be part of a competitive overall compensation program. The Compensation Committee believes that such perquisites are necessary and set at appropriate levels to provide competitive compensation for our executive officers. In fiscal 2006, these benefits included payment of country club dues and life insurance premiums for the benefit of certain of the Named Executive Officers. Country club dues did not exceed $10,000 in the aggregate for any Named Executive Officer and are not required to be reported herein. Payment of life insurance premiums for the Named Executive Officers in fiscal 2006 are set forth below under the heading “Executive Compensation – Summary Compensation Table” under the column “All Other Compensation.”

Employment Agreements

As described above, our practice is to set forth the material terms of each executive’s compensation package in negotiated employment agreements. We entered into employment agreements effective as of June 27, 2003 with Messrs. Maguire and Lucas. The employment agreements, as amended, provide for Mr. Maguire to serve as our Chief Executive Officer and Mr. Lucas to serve as our Executive Vice President and Chief Financial Officer. These employment agreements require Messrs. Maguire and Lucas, as applicable, to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice. As more fully discussed below under the heading “Certain Relationships and Related Party Transactions – Separation and Consulting Agreements,” Mr. Lucas terminated his employment agreement and resigned from his role as Executive Vice President and Chief Financial Officer as of March 2, 2007 pursuant to a Separation Agreement, dated as of February 27, 2007, between Mr. Lucas and the Company (the “Lucas Separation Agreement”). The employment agreement with Mr. Maguire remains in full force and effect.

On June 30, 2006, we entered into an amended and restated employment agreement with Mr. Lammas whereby we promoted him to Executive Vice President, Development and granted him an increase in his base salary. This agreement was then superseded by a subsequent amended and restated version executed on January 25, 2007. Prior to his promotion in 2006, Mr. Lammas had served as our Senior Vice President, General Counsel and Secretary.

We also entered into employment agreements with Paul S. Rutter and Martin A. Griffiths effective as of June 30, 2006, providing for Mr. Rutter to serve as Executive Vice President, Major Transactions, and Mr. Griffiths to serve as Executive Vice President, Operations respectively. These employment agreements require Messrs. Rutter and Griffiths, as applicable, to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice. On February 26, 2007, the Board approved the appointment of Mr. Griffiths to the position of Chief Financial Officer, and on February 27, 2007, Mr. Griffiths’ employment agreement was amended to reflect his new role.

On January 1, 2006, we entered into a letter employment agreement with Mr. Johnston that initially conferred upon him the title of Senior Vice President, Major Lease Transactions, but provided for an automatic change of title to Senior Vice President, Leasing within 30 days of the execution and delivery of the agreement.

The employment agreements with Messrs. Maguire, Lammas, Rutter and Griffiths have a term of five years. Each of Messrs. Maguire, Lammas, Rutter and Griffiths’ employment agreements provides for automatic one-year extensions thereafter, unless either party provides at least 60 days’ notice of nonrenewal. The employment agreement with Mr. Johnston provides that his employment with us is “at-will” and may be terminated by either him or us upon at least 30 days advance written notice, subject to certain Company obligations to provide payment as more fully described below under the heading “– Severance Payments and Benefits and Change in Control Provisions.” In addition to the components of compensation described above, the employment agreements provide for:

•	participation in other incentive, savings and retirement plans applicable generally to our senior executives or similarly situated executives; and

•	medical and other group welfare plan coverage and fringe benefits provided to our senior executives or similarly situated executives.

The employment agreements for all Named Executive Officers contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a one year (in the case of Mr. Johnston) or two-year period thereafter (in the case of Messrs. Maguire, Lammas, Rutter and Griffiths).

The employment agreements for each of Messrs. Maguire, Lammas, Rutter and Griffiths also provide for severance payments and benefits in the event that the employment of any one of these executives is terminated by us without cause, by the executive for good reason, or by death or disability. Each of these executives has also been granted certain severance payments and benefits for terminations arising out of a change in control. Mr. Johnston is provided certain severance payments, but only in the event that his employment is terminated by us without cause. A detailed discussion of severance payments and benefits are set forth below under the heading “– Severance Payments and Benefits and Change in Control Provisions.”

Severance Payments and Benefits and Change in Control Provisions

Severance Payments and Benefits

In order to achieve our paramount objective of attracting and retaining the most talented executives, as well as motivating such executives throughout their tenure with us, we believe that it is vital to provide our executive officers with severance payments and benefits that are in line with those offered by our peer group companies. To this end, we offer severance payments and benefits to our executive vice presidents and above (i.e., Messrs. Maguire, Lammas, Rutter and Griffiths) that protect said executives against termination by us without “cause” (as defined below) or by the executive for “good reason” (as defined below). We also provide a severance payment to Mr. Johnston and other senior vice presidents in the event that their employment is terminated by us without “cause” (as defined below). Upon the execution of the Lucas Separation Agreement, Mr. Lucas terminated his employment agreement and any ongoing Company obligations are limited to those described below under the heading “Certain Relationships and Related Party Transactions – Separation and Consulting Agreements.”

In each of the Named Executive Officer’s effective employment agreements other than that for Mr. Johnston, “cause” is defined as the occurrence of any one or more of the following events, unless the applicable executive fully corrects the circumstances constituting cause within a reasonable period of time after receipt of the notice of termination:

•

the executive’s willful and continued failure to substantially perform his duties with us (other than any such failure resulting from the executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a notice of termination for good reason);

•	the executive’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to us;

•	the executive’s conviction of, or entry by the executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

•	a willful breach by the executive of his fiduciary duty to us which results in economic or other injury to us; or

•	the executive’s willful and material breach of certain covenants set forth in the executive’s employment agreement.

In addition, “good reason” is defined as the occurrence of any one or more of the following events without the applicable executive’s prior written consent, unless we fully correct the circumstances constituting good reason (if such circumstances are capable of correction) prior to the date of termination:

•

the assignment to the executive of any duties materially inconsistent in any respect with the executive’s position, authority, duties or responsibilities, or any other action by us which serves to diminish the executive’s position, authority, duties or responsibilities, except for isolated, insubstantial and inadvertent actions that are not taken in bad faith and which we promptly remedy upon receiving notice of such;

•	our reduction of the executive’s base salary or annual bonus opportunity;

•

the relocation of our offices to a location more than 30 miles away from the location at which the executive is principally employed, or a requirement by us that the executive be based at a location more than 30 miles away from the location at which he is principally employed, except for required travel on Company business to an extent substantially consistent with the executive’s present business travel obligations;

•	our failure, in the event of a change in control, to obtain a satisfactory agreement from any successor to assume and agree to perform the executive’s employment agreement; or

•

our failure to cure a material breach of our obligations under the executive’s employment agreement after written notice is delivered to the Board by the executive which specifically identifies the manner in which the executive believes that we have breached our obligations under the employment agreement and where we are given a reasonable opportunity to cure any such breach.

As applied to our Chief Executive Officer, in the event that Mr. Maguire is terminated by the Company without cause or himself terminates his employment for good reason, Mr. Maguire will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to 200% of the sum of his then-current annual base salary plus his average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for two years following his termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•	outplacement services at our expense.

In addition, if Mr. Maguire’s employment is terminated by reason of his death or disability during his employment period, he or his estate or beneficiaries, as applicable, will be entitled to the following benefits:

•	100% of his annual base salary, as in effect on the date of termination;

•	his prorated annual bonus for the year in which the termination occurs; and

•

health benefits for one year following his termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer.

As previously mentioned above, we believe that the severance package offered to Mr. Maguire is necessary to make his compensation package competitive with those of other chief executive officers in our industry.

As for our Messrs. Lammas, Rutter or Griffiths, in the event that any one of them is terminated by us without cause or himself terminates his employment for good reason, the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to 150% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for 18 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	outplacement services at our expense for a period of not more than one year following the date of termination; and

•	immediate vesting of any unvested shares of the restricted stock awards previously granted to them.

If any one of Messrs. Lammas, Rutter and Griffiths is terminated by reason of his death or disability during his employment period, such executive or his estate or beneficiaries, as applicable, will be entitled to the following payments and benefits:

•	100% of his annual base salary, as in effect on the date of termination;

•	his prorated annual bonus for the year in which the termination occurs; and

•

health benefits for one year following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer.

In addition, we also provide severance payments to Mr. Johnston in the event that his employment is terminated by us without cause, subject to his execution and non-revocation of a general release of claims. Specifically, if the termination occurs during the 2007 calendar year, we shall pay to Mr. Johnston a lump-sum cash severance payment equal to $1,000,000 (this is the same amount that would have been paid to Mr. Johnston as severance in 2006 had he been terminated without cause in such year). If the termination occurs any time thereafter (i.e., January 1, 2008 or later), we shall pay to Mr. Johnston a lump-sum cash severance payment equal to the sum of (a) 100% of his then current annual base salary and (b) an amount equal to the average annual leasing bonus paid to him for the calendar years of his employment prior to the calendar year of his termination.

“Cause” is defined in Mr. Johnston’s employment agreement as any of the following: (a) failure by Mr. Johnston to effectively perform his duties under the employment agreement after being advised of such failure and not correcting his performance within 30 days of receipt of such notice; (b) his conviction of a felony or any crime involving moral turpitude; (c) fraud, misrepresentation, or breach of trust by him in the course of his employment which materially and adversely affects the Company, the Operating Partnership or the Services Company or any of their assets; or (d) a breach of any material provision of his employment agreement. In no event will Mr. Johnston or his estate or beneficiaries be entitled to any payments under the employment agreement upon any termination of his employment by reason of death or disability.

We believe the terms of the severance packages offered to Messrs. Lammas, Rutter, Griffiths and Johnston in their respective capacities are competitive with the severance packages offered by our peer group companies for each given position. We are also of the belief that the absence of these severance payments and benefits would hamper our ability to attract and retain top flight talent for our executive positions.

Change in Control Provisions

Consistent with our commitment to providing competitive compensation packages, we also offer our executive vice presidents and Chief Executive Officer severance payments and benefits in the event of a “change in control” if the executive is terminated by us without cause or if the executive terminates his employment with us for good reason. A “change in control” is defined in each applicable executive’s employment agreement as the occurrence of any of the following events:

•

the direct or indirect acquisition, by any person or group,[4] of beneficial ownership of our voting securities that represent 35% or more of the combined voting power of the our then outstanding voting securities, other than:

•

an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

•	an acquisition of securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock, or

•	any direct or indirect acquisition of securities by Robert F. Maguire III or his family, or any entity controlled thereby;

[4]

Notwithstanding the above, an acquisition of our securities by us which causes our voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of our then outstanding voting securities does not constitute a change in control, unless that person or group subsequently becomes the beneficial owner of any additional of our voting securities.

•

individuals who, as of the applicable employment agreement’s effective date, constitute the Board (the incumbent Board) cease for any reason to constitute at least a majority of the Board; however, in general, any individual who becomes a director after the applicable employment agreement’s effective date whose election by our stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the incumbent Board will be considered as though such individual were a member of the incumbent Board;

•

the consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of our assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

•

which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; however, no person or group will be treated as beneficially owning 35% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction; or

•	approval by our stockholders of our liquidation or dissolution.

In the event of an actual or constructive termination pursuant to a change in control we provide more generous severance payments and benefits in comparison to the scenarios described above. This difference exists to reflect the unique concerns an executive faces upon a change in control. As applied to the Chief Executive Officer, a change in control can materially alter the authorities and responsibilities of the Chief Executive Officer and can fundamentally affect the Chief Executive Officer’s perceived role in our affairs if by virtue of the change in control he is forced to report to a different board of directors than that which was originally before him. Changes in corporate organization could lead to the Chief Executive Officer’s actual termination or to his constructive termination if the changes are so dramatic as to render him effectively unable to function in the new environment. Our change in control provisions are thus designed to appropriately compensate our Chief Executive Officer for such a threat.

We also recognize that in the absence of a severance package, the potential of a change in control would result in a similar phenomenon with respect to members of senior management at the executive vice president level. The possibility of a change in control and its attendant organizational changes creates uncertainties over the executives’ employment status and raise legitimate concerns for any executive in making the decision to join or remain with us. In order to remain competitive in the market for retaining and hiring top flight executives, our severance payments and benefits packages are designed to compensate these executives for the uncertainties related to any change in control.

Specifically, under Mr. Maguire’s employment agreement, if a change in control occurs during his employment period and his employment is terminated (a) by us without cause or by Mr. Maguire for good reason, in each case within two years after the effective date of the change in control or (b) by Mr. Maguire for any reason on or within 30 days after the one year anniversary of the effective date of the change in control, then Mr. Maguire shall be entitled to the following payment and benefits:

•	a lump-sum cash payment equal to 300% of the sum of his then-current annual base salary plus his average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for three years following his termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	outplacement services at our expense; and

•

immediate vesting of all outstanding stock options, restricted stock and other equity awards granted to him under any of our equity incentive plans (or awards substituted therefore covering the securities of a successor company).

Under Mr. Maguire’s Performance Award Agreement, if a change in control occurs prior to July 13, 2010 and Mr. Maguire continues to be employed as Chief Executive Officer until the date of such change in control, and if we achieve a compound annual Total Shareholder Return equivalent to at least 15% during the period commencing on July 14, 2006 and ending on the date of the change in control, then the RFM Award will vest as of the date of the change in control in an amount equal to 10% of the Excess Shareholder Value. In determining the dollar amount of the RFM Award that will become vested upon a change in control, the actual compound annual Total Shareholder Return greater than 15% for the period ending on the date of the change in control will be considered and not a hypothetical Total Shareholder Return target. In the context of a change in control, “Total Shareholder Return” means the compound annual return percentage yielded by the excess of the price per share of Common Stock paid in connection with such change in control, increased by an amount that would be realized if all cash dividends paid on a share of Common Stock during the performance period were reinvested in Common Stock on the applicable dividend payment date, over a base price equal to $35.06, which represents the closing price of a share of Common Stock on July 14, 2006.

Under Messrs. Lammas, Rutter and Griffiths’ respective employment agreements, if a change in control occurs during their employment periods and the employment of any one of them is terminated (a) by us without cause or by the applicable executive for good reason, in each case within two years after the effective date of the change in control or (b) by the applicable executive for any reason on or within 30 days after the one year anniversary of the effective date of the change in control, then such executive shall be entitled to the following payment and benefits:

•	a lump-sum cash payment equal to 200% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for two years following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	outplacement services at our expense (in the case of Messrs. Lammas, Rutter and Griffiths, for a period of not more than one year following the date of termination); and

•

immediate vesting of all outstanding stock options, restricted stock and other equity awards granted to him under any of our equity incentive plans (or awards substituted therefore covering the securities of a successor company), other than the Performance Award.

In addition, the Performance Award Agreements for each of Messrs. Lammas, Rutter and Griffiths provide that if a change in control occurs prior to March 31, 2010 and the applicable executive remains continuously employed by us, the Operating Partnership or the Services Company until the date of such change in control, and if we achieve a compound annual Total Shareholder Return equivalent to at least 9% during the period commencing on April 1, 2005 and ending on the date of the change in control, the Performance Award will vest as of the date of such change in control. The dollar amount of the Performance Award that will vest as of such date will equal the product of (x) the amount of the performance award pool, calculated as of such date, multiplied by (y) the Performance Award Percentage of the applicable executive, less the dollar amount of any portion of the Performance Award that had previously become vested. In determining the dollar amount of the Performance Award that will vest upon a change in control, the actual compound annual Total Shareholder Return greater than 9% for the period ending on the date of the change in control will be considered and not a hypothetical three-year, four-year or five-year Total Shareholder Return target, even if the change in control occurs on or after the first, second, or third vesting date. In the context of a change in control, “Total Shareholder Return” means the percentage by which the price per share of Common Stock paid in connection with such change in control, increased by an amount that would be realized if all cash dividends paid on a share of Common Stock during the applicable performance period were reinvested in Common Stock on the applicable dividend payment date, exceeds the base price of $23.91, which represents the average of the closing price of a share of Common Stock during the ten consecutive trading days ending on March 31, 2005.

In both the case of the Chief Executive Officer and the other Named Executive Officers, we believe that it is important to provide the severance payments and benefits in both the obvious case of actual termination and the case of constructive termination. Excluding instances of constructive termination from the types of termination covered by our severance packages ensures that any eventual acquirer of us could not avoid paying severance by fostering a non-conducive work environment for the executives, thereby ensuring their voluntary exit. For further detail on the actual payouts, please see the table below under the heading “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Impact of Tax and Accounting Treatment on Executive Compensation.

Section 162(m)

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any Named Executive Officers, other than compensation that is performance-based under a plan that is approved by the corporation’s stockholders and that meets certain other technical requirements. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. In the appropriate circumstances, however, the Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

Parachute Payments

Under each of the Named Executive Officers’ employment agreements, we have agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment. All Named Executive Officers will also be entitled to a full tax gross-up relating to any additional social security withholding resulting from his simultaneous employment by us, the Operating Partnership and the Services Company.

Section 409A

In order to comply with the provisions of Section 409A of the Code, we have included clauses in the employment agreements of our executive officers that state that no compensation or benefits, including any severance payments or benefits, will be paid to any of the Named Executive Officers during the six-month period following any such executive’s separation from service if we determine that paying such amounts according to the timing contemplated by the executive’s employment agreement would result in the executive’s incurrence of additional taxes under Section 409A of the Code. In the event we make such a determination, we will instead pay to the executive a lump-sum amount representing the cumulative amount that would have otherwise been payable to the executive during such six-month period. This lump-sum payment will be made on the first day following the end of the six-month period.

SFAS 123R

Under SFAS 123R – Share Based Payments, we are required to account for all stock compensation issued to our employees at fair value, including the Executive Equity Plan. We must measure the cost of employee services received in exchange for equity awards based on grant-date fair value and recognize such cost over the period during which an employee is required to provide services in exchange for the award. Grant-date fair value is estimated using appropriate option-pricing models. In connection with the adoption of the current executive compensation structure, we engaged Standard & Poors (presently operating under the name “Duff & Phelps”) to assist us in the calculation of grant date fair value of the awards to be issued under the Executive Equity Plan in accordance with SFAS 123R. These calculations were presented to the Compensation Committee and the Board for their consideration concurrently with the proposed Executive Equity Plan.

With our adoption of SFAS 123R on April 1, 2005, our accounting for existing stock based compensation was not materially affected and thus is not expected to have a material effect on the selection of forms of equity compensation in the future.

Stock Ownership Guidelines

We do not currently have any stock ownership requirements for senior management. Board members receive 7,500 options to purchase Common Stock upon their initial election to the Board, an additional 5,000 options and 1,000 shares of restricted Common Stock5 upon any subsequent elections. For more information regarding Board awards of stock options, see the discussion above under the heading “– Compensation of Directors.”

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Caroline S. McBride, Chair

Lawrence S. Kaplan

Andrea L. Van de Kamp

Walter L. Weisman

Lewis N. Wolff

[5]	We made no grants of restricted stock to directors prior to fiscal 2007.
*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of us under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded, paid to, or earned by each of our Named Executive Officers for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2006:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)
Robert F. Maguire III Chairman and Chief Executive Officer	2006	$600,000	$900,000	$1,264,846	$–	$–	$–	$855		$2,765,701
Dallas E. Lucas (5) Executive Vice President and Chief Financial Officer	2006	450,000	675,000	349,478	101,114	–	–	251,370	(6)	1,826,962
Martin A. Griffiths (7) Executive Vice President, Operations	2006	225,000	337,500	798,255	–	–	–	114,255	(8)	1,475,010
Paul S. Rutter Executive Vice President, Major Transactions	2006	225,000	337,500	798,255	–	–	–	114,255	(8)	1,475,010
Mark T. Lammas (9) Executive Vice President, Development and Secretary	2006	337,500	562,500	712,845	–	–	–	178,891	(10)	1,791,736
Peter K. Johnston Senior Vice President, Leasing	2006	300,000	175,000	–	–	–	–	1,330,536	(11)	1,805,536

(1)	Amounts given are actual amounts earned during 2006. See “– Employment Agreements.”

(2)	Represents the amounts paid pursuant to each executive officer’s annual bonus for fiscal 2006.

(3)	Represents the compensation cost recognized in accordance with FAS123R “Share-Based Payment” in the current fiscal year. The FAS 123R valuation assumptions can be found in Item 8, Note 2 in the Notes to Consolidated Financial Statements in the Form 10-K filed with the Commission on March 1, 2007.

(4)	Unless otherwise indicated, represents the amount we paid for life insurance on behalf of each of our Named Executive Officers in addition to the amount we contributed to our 401(k) retirement plan for the benefit of each of our Named Executive Officers.

(5)	Mr. Lucas resigned from his role as Executive Vice President and Chief Financial Officer as of March 2, 2007, pursuant to a Separation Agreement, dated as of February 27, 2007, between Mr. Lucas and us, filed as an exhibit to our annual report on Form 10-K filed with the Commission on March 1, 2007.

(6)	Mr. Lucas received $251,370 in other compensation in or related to fiscal 2006. Of this amount, $228,584 represents a tax gross-up of his restricted Common Stock grant and $14,035 represents dividends on his previously unvested restricted stock (which vested as of June 26, 2006). The remaining amount is related to premium payments we made for a life insurance policy for his benefit and a contribution to our 401(k) retirement plan for his benefit.

(7)	Mr. Griffiths was appointed to the role of Executive Vice President and Chief Financial Officer as of March 2, 2007, upon Mr. Lucas’s resignation.

(8)	Messrs. Griffiths and Rutter received $114,255 in other compensation in or related to fiscal 2006. Of this amount, $113,734 relates to dividends on their unvested restricted stock. The remaining amount is related to premium payments we made for life insurance policies for their respective benefits.

(9)	On June 30, 2006, we entered into an amended and restated employment agreement with Mr. Lammas whereby we promoted him to Executive Vice President, Development and increased his annual base salary from $300,000 to $375,000. The annual base salary listed above reflects his earlier annual base salary up and until the effective date of his amended and restated employment agreement.

(10)	Mr. Lammas received $178,891 in other compensation in or related to fiscal 2006. Of this amount, $110,140 represents dividends paid on his unvested restricted stock and $60,000 represents an amount paid to Mr. Lammas in February 2006 related to a major transaction successfully completed in January 2006. The remaining amount is related to premium payments we made for a life insurance policy for his benefit and a contribution to our 401(k) retirement plan for his benefit.

(11)	Mr. Johnston received $1,330,536 in other compensation in or related to fiscal 2006. Of this amount, $1,329,388 represents amounts paid to Mr. Johnston related to tenant leases completed throughout the year, which bonus was based on a blend of (i) the $0.75 per square foot rate set forth in his employment agreement and (ii) an approved short term increase in the per square foot rate to $1.25 in connection with a specific set of transactions in fiscal 2006. The remaining amount is related to premium payments we made for a life insurance policy for his benefit.

The table below sets forth contributions by us to the 401(k) Plan as follows

Named Executive Officer	401(k) Plan
Mr. Maguire	$–
Mr. Lucas	7,500
Mr. Griffiths	–
Mr. Rutter	–
Mr. Lammas	7,500
Mr. Johnston	–

Under the 401(k) Plan, the Company makes a 50% matching contribution of the participating employee’s eligible deferral amount ($15,000 in 2006 as determined by the Internal Revenue Service). The Company contribution vests based on the following schedule:

Years of Service	Vesting Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Upon termination of employment, the employee is entitled to keep 100% of his or her own funds contributed and the vested portion of the Company contribution depending upon years of service. He or she will forfeit the unvested portion of the Company contribution.

Grants of Plan-Based Awards. The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended December 31, 2006:

Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Under- lying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (8)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1), (2), (3), (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($) (5)	Target ($) (6)	Maximum ($) (7)
Robert F. Maguire III	8/1/2006	–	–	–	–	–	(1),(3),(4),(7)	–		–	–	10,888,028
Dallas E. Lucas	N/A	–	–	–	–	–	–	–		–	–	–
Martin A. Griffiths	6/30/2006	–	–	–	–	–	4,000,000	156,383	(9)	–	–	7,736,914
Paul S. Rutter	6/30/2006	–	–	–	–	–	4,000,000	156,383	(9)	–	–	7,736,914
Mark T. Lammas	6/30/2006	–	–	–	–	–	–	56,867	(10)	–	–	2,000,000
Peter K. Johnston	N/A	–	–	–	–	–	–	–		–	–	–

(1)	Other than Mr. Maguire, each executive’s Performance Award is designated as a specified percentage (the Performance Award Percentage) of an aggregate performance award pool which is based on the “Excess Shareholder Value” (as defined in each Performance Award Agreement) created during the applicable performance period (“Executive Equity Plan”). Under their respective Performance Award Agreements, Mr. Lucas was granted a Performance Award Percentage of 10% and each of Messrs. Lammas, Rutter and Griffiths was granted a Performance Award Percentage of 8%.

Mr. Maguire’s Performance Award (the “RFM Award”) is also based on the Excess Shareholder Value created during his performance period, but it is not subject to a specified percentage of an aggregate performance award pool. Instead, the RFM Award will vest in an amount equal to 10% of the Excess Shareholder Value created during Mr. Maguire’s performance period, assuming that the target performance measure has been attained, as further described in footnote (6) below, and subject to a maximum payout, as further described in footnote (7) below.

(2)	The size of the aggregate performance award pool for the Named Executive Officers other than Mr. Maguire will equal:

•	10% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable performance period equals or exceeds 15%;

•	5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable performance period is equal to or greater than 12% but less than 15%; and

•	2.5% of the Excess Shareholder Value if the compound annual Total Shareholder Return for the applicable performance period is equal to or greater than 9% but less than 12%.

(3)	As more fully described in footnote (6) below, the performance period applicable to Performance Awards for the Named Executive Officers above other than Mr. Maguire will be a three to five-year period commencing on April 1, 2005, provided that in the event that a change in control occurs before March 31, 2010, the performance period applicable to Performance Awards will be from April 1, 2005 until the date of such change in control.

As more fully described in footnote (6) below, the performance period applicable to the RFM Award will be a four-year period commencing on July 14, 2006, provided that in the event that a change in control occurs before July 13, 2010, the performance period applicable to the RFM Award will be from July 14, 2006 until the date of such change in control.

(4)	Performance Awards for the listed executive officers other than Mr. Maguire will be paid in shares of our Common Stock or, in the discretion of the plan administrator, in cash (in whole or in part), at the end of the applicable performance period. In the event that Performance Awards are paid in shares of our Common Stock, the aggregate number of shares paid with respect to all Performance Awards may not exceed 3,000,000 shares, and the issuance of such shares will be subject to all applicable limits contained in our Incentive Award Plan. If shares are not available to satisfy some or all of the Performance Award, then the award is required to be paid in cash (to the extent of such shortfall).

The RFM Award will be paid in shares of our Common Stock or, in the discretion of the plan administrator, in cash, at the end of the performance period. In no event will (i) the number of shares of common stock paid pursuant to the RFM Agreement exceed 1,400,000 shares or (ii) the cash value of the RFM Agreement exceed the product of 1,400,000 times the fair market value of our Common Stock on the date the RFM Award becomes vested.

(5)	The Performance Awards vest and become payable only upon the attainment of certain targets as described in footnote (6) below, and do not provide for any minimum guaranteed payment.

(6)	The Performance Awards for the Named Executive Officers other than Mr. Maguire vest and become payable as follows:

•

If we achieve a compound annual Total Shareholder Return of at least 15% over the three-year period commencing on April 1, 2005, the award will vest and the amount of the performance award pool will equal 10% of the Excess Shareholder Value created during the three-year performance period.

•

If we achieve a compound annual Total Shareholder Return of at least 12% but less than 15% over the four-year period commencing on April 1, 2005, the award will vest and the amount of the performance award pool will equal (i) 10% of the Excess Shareholder Value created if we achieve a compound annual Total Shareholder Return of at least 15% during the four-year performance period and (ii) 5% of the Excess Shareholder Value created if we achieve a compound annual Total Shareholder Return of at least 12% (but less than 15%) during the four-year performance period.

•

If we achieve a compound annual Total Shareholder Return of at least 9% but less than 12% over the five-year period commencing on April 1, 2005, the award will vest and the amount of the performance award pool will equal (i) 10% of the Excess Shareholder Value created if we achieve a compound annual Total Shareholder Return of at least 15% during the five-year performance period, (ii) 5% of the Excess Shareholder Value created if we achieve a compound annual Total Shareholder Return of at least 12% (but less than 15%) during the five-year performance period, or (iii) 2.5% of the Excess Shareholder Value created if we achieve a compound annual Total Shareholder Return of at least 9% (but less than 12%) during the five-year performance period.

In addition, if we achieve the three-year or four-year performance targets described above and subsequently achieve either the four-year or five-year performance targets, the executive will be entitled to an additional payment if the amount of the Performance Award calculated at the time of the subsequent vesting exceeds the amount calculated as of the earlier vesting date.

If a change in control occurs before March 31, 2010 and the executive has remained continuously employed by us, the Operating Partnership or the Services Company until the date of such change in control, and we achieve a compound annual Total Shareholder Return of at least 9% during the period commencing on April 1, 2005 and ending on the date of the change in control, the Performance Award will vest and the amount of the performance award pool will be determined as of the date of such change in control, depending on the Excess Shareholder Value calculated for such period.

The RFM Award vests and becomes payable as follows:

•

If Mr. Maguire remains continuously employed as our Chief Executive Officer until July 13, 2010 and we achieve a compound annual Total Shareholder Return equivalent to at least 15% during the period commencing on July 14, 2006 and ending on July 13, 2010, then his Performance Award will vest as of July 13, 2010 in an amount equal to 10% of our Excess Shareholder Value created during that period; or

•

If a change of control occurs prior to July 13, 2010 and Mr. Maguire has remained continuously employed as our Chief Executive Officer until the date of such change in control, and we achieve a compound annual Total Shareholder Return equivalent to at least 15% during the period commencing on July 14, 2006 and ending on the date of such change in control, then his Performance Award will vest as of the date of such change in control in an amount equal to 10% of our Excess Shareholder Value created during that period.

(7)	Other than with respect to Mr. Maguire, in no event will the aggregate amount of the performance award pool (or the sum of all performance award pools) for all recipients, including the Named Executive Officers above, exceed $50,000,000. The maximum dollar amounts indicated above are calculated according to the applicable percentage of the aggregate performance award pool granted to each executive.

The dollar value of the RFM Award will not exceed the product of (i) 1,400,000 shares of our Common Stock (subject to adjustment as provided by the Incentive Plan) and (ii) the fair market value of our Common Stock on the date the RFM Award becomes vested.

(8)	Represents the grant date fair value calculated in accordance with FAS123R “Share-Based Payment”. The FAS 123R valuation assumptions can be found in Item 8, Note 2 in the Notes to Consolidated Financial Statements in the Form 10-K filed with the Commission on March 1, 2007.

(9)	Messrs. Rutter and Griffiths’ employment agreements granted each executive $500,000 worth of fully vested Common Stock (valued at the closing trading price of a share of our Common Stock on the New York Stock Exchange on June 30, 2006), at a per share purchase price equal to the par value per share. Each of Messrs. Rutter and Griffiths was also granted $5,000,000 worth of shares of restricted Common Stock vesting over a five-year period (valued at the closing trading price of a share of our Common Stock on the New York Stock Exchange on June 30, 2006), at a per share purchase price equal to the par value per share.

(10)	Upon appointment to the role of Executive Vice President, Development on June 30, 2006, Mr. Lammas was granted 56,867 shares of restricted Common Stock (which is equal to $2,000,000 worth of Common Stock, valued at the closing trading price of a share of our Common Stock on the New York Stock Exchange on June 30, 2006), at a per share purchase price equal to the par value per share.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards. We have provided comprehensive information on all compensation and grants of plan-based awards to our Named Executive Officers, including specific information regarding fiscal 2006, in the sections above under the heading “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year End. The following table sets forth summary information regarding the outstanding equity awards held by each of our Named Executive Officers at December 31, 2006:

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plans Awards: Number of Securities Underlying Unearned Unexercised Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Robert F. Maguire III	$–	$–	$–	$–	N/A	$–		$–		(2)	(2)
Dallas E. Lucas (3)	207,100	–	–	19.00	6/27/13	–		–	–		5,000,000
Martin A. Griffiths	–	–	–	–	N/A	142,167	(4)	5,686,680	–		4,000,000
Paul S. Rutter	–	–	–	–	N/A	142,167	(4)	5,686,680	–		4,000,000
Mark T. Lammas	–	–	–	–	N/A	89,191	(5)	3,567,600	–		4,000,000
Peter K. Johnston	–	–	–	–	N/A	–		–	–		–

(1)	Based on the December 31, 2006 closing price of $40.00.

(2)	Other than Mr. Maguire, each executive’s Performance Award is designated as a specified percentage of an aggregate performance award pool which is based on the “Excess Shareholder Value” (as defined in each Performance Award Agreement) created during the applicable performance period. On April 23, 2005, Mr. Lucas was granted 10% of the aggregate performance award pool and Mr. Lammas was granted 8% of the aggregate performance award pool. On June 30, 2006, Messrs. Griffiths and Rutter were each granted 8% of the aggregate performance award pool, which are included in the “Grants of Plan-Based Awards” table. For further discussion of the Executive Equity Plan, please see footnotes 1-7 accompanying the preceding “Grants of Plan-Based Awards” table.

The RFM Award is also based on the Excess Shareholder Value created during his performance period, but it is not subject to a specified percentage of an aggregate performance award pool. Instead, the RFM Award will vest in an amount equal to 10% of the Excess Shareholder Value created during his performance period, assuming that the target performance measure has been attained. For discussion of the RFM Agreement, please see footnotes 1 and 3-7 accompanying the preceding “Grants of Plan-Based Awards” table.

(3)	Mr. Lucas resigned from his role as Executive Vice President, Chief Financial Officer as of March 2, 2007, pursuant to a Separation Agreement (the “Lucas Separation Agreement”), dated as of February 27, 2007, between Mr. Lucas and us, filed as an exhibit to our annual report on Form 10-K filed with the Commission on March 1, 2007. Pursuant to the terms of the Lucas Separation Agreement (as defined above), Mr. Lucas forfeited all rights, title and interest in the Executive Equity Plan upon his resignation from us. He did not forfeit his options as they vested in their entirety on June 26, 2006, the third anniversary of our IPO.

(4)	Messrs. Rutter and Griffiths’ employment agreements granted each executive $500,000 worth of fully vested Common Stock (14,217 shares each valued at the closing trading price of a share of our Common Stock ($35.17) on the New York Stock Exchange on June 30, 2006), at a per share purchase price equal to the par value per share. Each of Messrs. Rutter and Griffiths was also granted $5,000,000 worth of shares of restricted Common Stock (142,167 shares each valued at the closing trading price of a share of our Common Stock on the New York Stock Exchange on June 30, 2006), at a per share purchase price equal to the par value per share. The total amount of the grant was disclosed on the “Grants of Plan-Based Awards” table. The remaining shares of the grants vest equally in each of the first, second, third, fourth and fifth anniversaries of the effective date of their respective employment agreements.

(5)	On June 27, 2004, we granted Mr. Lammas $2,000,000 worth of restricted Common Stock (80,808 shares), 20% of which vested on the date of grant, 20% of which vested on June 27, 2005, 20% of which vested on June 27, 2006, and, subject to Mr. Lammas’ continued employment with us, 20% of which will vest on each of the third and fourth anniversaries of the date of grant.

Upon appointment to the role of Executive Vice President, Development on June 30, 2006, Mr. Lammas was granted 56,867 shares of restricted Common Stock (which is equal to $2,000,000 worth of Common Stock, valued at the closing trading price of a share of our Common Stock on the New York Stock Exchange on June 30, 2006), at a per share purchase price equal to the par value per share. 28,433 shares will vest on June 30, 2009 and the remaining shares will vest on June 30, 2010.

Option Exercises and Stock Vested. The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the year ended December 31, 2006.

Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert F. Maguire, III	–	$–		–	$–
Dallas E. Lucas	292,900	4,537,112	(1) (2) (3)	17,544	604,215	(4)
Martin A. Griffiths	–	–		14,217	500,012	(5)
Paul S. Rutter	–	–		14,217	500,012	(5)
Mark T. Lammas	–	–		16,162	556,619	(6)
Peter K. Johnston	–	–		–	–

(1)	Mr. Lucas exercised 26,000 options on June 27, 2006 that had become exercisable on June 27, 2006. The exercise price was $19.00 and the share price at the time of exercise was $35.11. The value realized upon exercise was $418,860. No amount realized upon exercise has been deferred.

(2)	Mr. Lucas exercised 5,800 options on June 28, 2006 that had become exercisable on June 27, 2006. The exercise price was $19.00 and the share price at the time of exercise was $34.28. The value realized upon exercise was $88,643. No amount realized upon exercise has been deferred.

(3)	Mr. Lucas exercised 261,100 options on June 29, 2006 that had become exercisable on June 27, 2006. The exercise price was $19.00 and the share price at the time of exercise was $34.43. The value realized upon exercise was $4,029,609. No amount realized upon exercise has been deferred

(4)	Pursuant to the grant given to Mr. Lucas upon the consummation of our IPO on June 27, 2003, the remaining 17,544 shares of restricted stock vested on June 27, 2006. The value realized upon vesting is based upon the closing trading price on June 27, 2006, which was $34.44. No amount realized upon vesting has been deferred.

(5)	Messrs. Rutter and Griffiths’ employment agreements granted each executive $500,000 worth of fully vested Common Stock (14,217 shares each valued at the closing trading price of a share of our Common Stock ($35.17) on the New York Stock Exchange on June 30, 2006), at a per share purchase price equal to the par value per share. No amount realized upon vesting has been deferred.

(6)	Pursuant to the grant given to Mr. Lammas on June 27, 2004, 16,162 shares of restricted stock vested on June 27, 2006. The value realized upon vesting is based upon the closing trading price on June 27, 2006, which was $34.44. No amount realized upon vesting has been deferred.

Potential Payments Upon Termination or Change in Control. In accordance with the requirements of the SEC, the following table presents our reasonable estimate of the benefits payable to the Named Executive Officers in the event a termination of employment or change in control occurred on December 31, 2006. In addition, we have provided narrative discussion of these potential payments above under the heading “– Severance Payments and Benefits and Change in Control Provisions.” While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a change in control, the Named Executive Officers will receive the amounts reflected below.

Please note that Mr. Lucas resigned from his position as Executive Vice President and Chief Financial Officer effective as of March 2, 2007. Nevertheless, Mr. Lucas remained a Named Executive Officer through the end of fiscal 2006 and we thus include his potential payment amounts under this scenario analysis. For further information regarding Mr. Lucas’ post-employment arrangements, please refer to the discussion below under the heading “Certain Relationships and Related Transactions – Separation Agreement and Consulting Agreement.”

Name	Trigger(1)	Multiple of Salary and Bonus ($)	Chairman Outperformance Plan ($)	Value of Restricted Stock Vesting Acceleration ($)	Employment Benefits ($)	Executive Equity Plan ($)	280G Tax Gross Up ($)	Total Value ($)
Robert F. Maguire III (2) (9)	A	$3,000,000	$–	$–	$17,856	$–	$–	$3,017,856
Robert F. Maguire III (3) (11)	B	1,500,000	–	–	518,928	–	–	2,018,928
Robert F. Maguire III (4) (9)	C	4,500,000	17,819,601	–	26,785	–	12,222,997	34,569,383
Dallas E. Lucas (5) (10)	A	1,687,500	–	–	28,704	–	–	1,716,204
Dallas E. Lucas (3) (11)	B	1,125,000	–	–	529,136	–	–	1,654,136
Dallas E. Lucas (6) (10)	C	2,250,000	–	–	38,272	3,807,712	–	6,095,984
Martin A. Griffiths (5) (10)	A	1,687,500	–	5,686,680	28,704	–	–	7,402,884
Martin A. Griffiths (3) (11)	B	1,125,000	–	–	529,136	–	–	1,654,136
Martin A. Griffiths (6) (10)	C	2,250,000	–	5,686,680	38,272	3,046,193	3,664,959	14,686,104
Paul S. Rutter (5) (10) (11)	A	1,687,500	–	5,686,680	22,007	–	–	7,396,187
Paul S. Rutter (3)	B	1,125,000	–	–	524,671	–	–	1,649,671
Paul S. Rutter (6) (10)	C	2,250,000	–	5,686,680	29,343	3,046,193	3,660,021	14,672,237
Mark T. Lammas (5) (10)	A	1,406,250	–	3,567,600	28,704	–	–	5,002,554
Mark T. Lammas (3) (11)	B	937,500	–	–	529,136	–	–	1,466,636
Mark T. Lammas (6) (10)	C	1,875,000	–	3,567,600	38,272	3,046,193	2,773,611	11,300,676
Peter K. Johnston (7)	A	1,000,000	–	–	–	–	–	1,000,000
Peter K. Johnston (8) (11)	B	–	–	–	510,000	–	–	510,000
Peter K. Johnston (8)	C	–	–	–	–	–	–	–

(1)	Triggering events are set forth as follows:

(A)	Assumes the termination of the executive’s employment by the Company without cause or the executive’s termination of employment for good reason as of December 31, 2006.

(B)	Assumes the termination of the executive’s employment for reason of disability or death as of December 31, 2006.

(C)	Assumes a change in control and the successful attainment of any performance criteria as applicable to each Named Executive Officer in the event of such a change in control. Please see the discussion above under the heading “– Severance Payments and Benefits and Change in Control Provisions” for additional detail regarding changes in control and the various requirements for vesting under each Named Executive Officer’s applicable compensation related agreements.

(2)	In the event that Mr. Maguire is terminated by the Company without cause or himself terminates his employment for good reason, Mr. Maguire will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to 200% of the sum of his then-current annual base salary plus his average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for two years following his termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•	outplacement services at our expense.

(3)	In the event that Messrs. Maguire, Lucas, Lammas, Rutter or Griffiths’ employment is terminated by reason of his death or disability during his employment period, he or his estate or beneficiaries, as applicable, will be entitled to the following benefits:

•	100% of his annual base salary, as in effect on the date of termination;

•	his prorated annual bonus for the year in which the termination occurs; and

•

health benefits for one year following his termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer.

It is our discretion to accelerate the vesting of stock options, restricted stock and other equity awards granted to the executives that are outstanding in the event of a termination of employment due to death or disability.

(4)	Under Mr. Maguire’s employment agreement, if a change in control occurs during his employment period and his employment is terminated (a) by us without cause or by Mr. Maguire for good reason, in each case within two years after the effective date of the change in control or (b) by Mr. Maguire for any reason on or within 30 days after the one year anniversary of the effective date of the change in control, then Mr. Maguire shall be entitled to the following payment and benefits:

•	a lump-sum cash payment equal to 300% of the sum of his then-current annual base salary plus his average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for three years following his termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	outplacement services at our expense; and

•

immediate vesting of all outstanding stock options, restricted stock and other equity awards granted to him under any of our equity incentive plans (or awards substituted therefore covering the securities of a successor company).

If a change of control had taken place on December 31, 2006, Mr. Maguire would not have received any payments under the RFM Award as the vesting requirements had not been met.

(5)	In the event that any one of Messrs. Lucas, Lammas, Rutter or Griffiths is terminated by us without cause or himself terminates his employment for good reason, the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to 150% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for 18 months following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	outplacement services at our expense; and

•	immediate vesting of any unvested shares of the restricted stock awards previously granted to them.

(6)	Under Messrs. Lucas, Lammas, Rutter and Griffiths’ respective employment agreements, if a change in control occurs during their employment periods and the employment of any one of them is terminated (a) by us without cause or by the applicable executive for good reason, in each case within two years after the effective date of the change in control or (b) by the applicable executive for any reason on or within 30 days after the one year anniversary of the effective date of the change in control, then such executive shall be entitled to the following payment and benefits:

•	a lump-sum cash payment equal to 200% of the sum of his then-current annual base salary plus average bonus over the prior three years;

•	his prorated annual bonus for the year in which the termination occurs;

•

health benefits for two years following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer;

•	outplacement services at our expense; and

•

immediate vesting of all outstanding stock options, restricted stock and other equity awards granted to him under any of our equity incentive plans (or awards substituted therefore covering the securities of a successor company), other than the Executive Equity Plan.

If a change of control had taken place on December 31, 2006, Messrs. Lucas, Griffiths, Rutter and Lammas would have received payments under the Executive Equity Plan as the vesting requirements had been met.
(7)	In the event that Mr. Johnston’s employment is terminated by us without cause, subject to his execution and non-revocation of a general release of claims. Specifically, if the termination occurs during the 2007 calendar year, we shall pay to Mr. Johnston a lump-sum cash severance payment equal to $1,000,000 (this is the same amount that would have been paid to Mr. Johnston as severance in 2006 had he been terminated without cause in such year). If the termination occurs any time thereafter (i.e., January 1, 2008 or later), we shall pay to Mr. Johnston a lump-sum cash severance payment equal to the sum of (a) 100% of his then current annual base salary and (b) an amount equal to the average annual leasing bonus paid to him for the calendar years of his employment prior to the calendar year of his termination.

(8)	In no event will Mr. Johnston or his estate or beneficiaries be entitled to any payments under the employment agreement upon any termination of his employment by reason of death or disability or change in control.

(9)	Mr. Maguire is entitled to outplacement services paid by us as incurred. No outplacement services have been assumed for the calculation of his termination payments.

(10)	Messrs. Lucas, Griffiths, Rutter and Lammas are entitled to outplacement services paid by us as incurred for the period of one year after termination of employment. No outplacement services have been assumed for the calculation of their termination payments.

(11)	In the event that any of the Named Executive Officer’s termination by death or disability, the executive or his estate or beneficiaries will be entitled to receive a $510,000 payment from the Prudential Insurance Company of America. As part of the executives’ employee benefits, we pay 100% of the premium for a term life and accidental death and disability insurance policy that entitles the beneficiary to a payment of two times his annual salary, with a maximum payment of $510,000. Each of the Named Executive Officers would receive the maximum payment upon termination by death or disability.

Compensation of Directors. The following table summarizes the compensation awarded, paid to, or earned by each of our directors for the year ended December 31, 2006:

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert F. Maguire III	2006	$–	$–	$–	$–	$–	$–	$–
Lawrence S. Kaplan	2006	115,000	–	19,156	–	–	–	134,156
Caroline S. McBride	2006	90,000	–	19,156	–	–	–	109,156
Andrea L. Van de Kamp	2006	90,000	–	19,156	–	–	–	109,156
Walter L. Weisman	2006	190,000	–	19,156	–	–	–	209,156
Lewis N. Wolff	2006	90,000	–	15,104	–	–	–	105,104

(1)	Amounts given are actual amounts earned during 2006.

(2)	Represents the compensation cost recognized in accordance with FAS123R “Share-Based Payment” in the current fiscal year. The FAS 123R valuation assumptions can be found in Item 8, Note 2 in the Notes to Consolidated Financial Statements in the Form 10-K filed with the Commission on March 1, 2007.

A discussion of the compensation we award to our directors is set forth above under the heading “– Compensation of Directors.”

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

As discussed above, from time-to-time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other awards payable to our executive officers, as well as to guide us in the development of near-term individual performance objectives necessary to achieve long-term profitability. Our existing compensation structure was primarily designed by a team consisting of members of our senior management with input from our compensation consultants at Gressle and our outside counsel at Latham & Watkins, LLP. The Compensation Committee instructed the team to design and implement a compensation structure for the express purpose of meeting strategic objectives including the maximization of stockholder return through incentives and the recruitment and retention of talented executives. The Compensation Committee maintained regular oversight of the process.

While the Compensation Committee retains ultimate approval authority for executive compensation, it has delegated the authority to negotiate specific terms of executive employment agreements to our Chief Executive Officer and Chief Financial Officer.

AUDIT MATTERS

Audit Committee Report*

The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s financial statements and its internal control over financial reporting and for reviewing the Company’s quarterly financial statements.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2006 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of, and plans for, its audit. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Lawrence S. Kaplan, Chair

Caroline S. McBride

Walter L. Weisman

*	The material in this report is not soliciting material is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Independent Registered Public Accounting Firm

The following summarizes the fees paid to KPMG LLP for the years ended December 31, 2006, 2005 and 2004:

Fees	2006	2005	2004
Audit Fees(1)	$1,065,750	$1,310,800	$1,485,245
Audit-Related Fees(2)	300,000	318,500	307,800
Tax Fees(3)	–	–	–
All Other Fees(4)	28,000	27,000	–

Total Fees	$1,393,750	$1,656,300	$1,793,045

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2006, 2005 and 2004 and audits of statements of revenues and certain expenses for acquired properties. “Audit Fees” also include any amounts billed for registration statements filed in 2006, 2005 and 2004 and related comfort letters and consents.

(2)	“Audit-Related Fees” include fees billed for assurance and related services for the years ended December 31, 2006, December 31, 2005 and December 31, 2004 that are reasonably related to the performance of the audit and not included in the “audit fees” described above, including audits of expenses for the Company’s properties and agreed upon procedures engagements.

(3)	No “Tax Fees” were paid to KPMG LLP for the years ended December 31, 2006, December 31, 2005 and December 31, 2004.

(4)	“All Other Fees” in 2006 and 2005 relate to an audit of the expenses of a property managed by the Company.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, all audit services provided by KPMG LLP have been pre-approved by the Audit Committee, and no non-audit services have been performed by KPMG LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Company has established a related party transaction policy (the “Policy”) to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: an executive officer, director or nominee for director, a person (or entity) holding more than a 5% beneficial interest in our Common Stock, an immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed, is a principal, or has a 10% or greater beneficial ownership interest (each, a “Related Person”). As of fiscal 2006, the Policy covers any transaction in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest (such transaction a “Related Party Transaction”). While the Company adheres to the Policy for all potential Related Party Transactions, the Policy is not in written form and approval of such Related Party Transactions are evidenced by internal Company resolutions where applicable.

Under the Policy, potential Related Party Transactions are identified and, if it is determined that the existing or proposed transaction constitutes a Related Party Transaction, the relevant details and analysis of the Related Party Transaction are provided to the Board. If the reporting officer has an interest in a potential Related Party Transaction, all relevant information is provided to our Chief Executive Officer, his designee or a designated officer without any interest in the transaction (as the case may be), who then reviews the proposed transaction with our outside counsel and thereupon presents the matter and his or her conclusions to the Board.

Upon presentation of the relevant information regarding the proposed Related Party Transaction the non-interested members of the Board evaluate and then approve or disapprove the proposed Related Party Transaction. In determining whether to approve or ratify a Related Party Transaction, the Board takes into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. To the extent the transactions and arrangements listed below were entered into after our IPO, they have been ratified by the Board in accordance with the Policy as described herein. Those transactions and arrangements entered into prior to or inconnection with our IPO were not so approved.

Tax Indemnity and Debt Guarantees

In connection with our IPO, interests in certain property entities were contributed to us (through the Operating Partnership) pursuant to contribution agreements with the individuals or entities that previously held those interests. The contributors transferred their interests in the property entities to the Operating Partnership (or another of our subsidiaries) for Units. We assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed.

Under the contribution agreements of Mr. Maguire, our Chief Executive Officer, and of entities in which Mr. Maguire owns an interest (Master Investments, LLC and others), we have agreed that in the event the Operating Partnership directly or indirectly sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in three of our properties, Gas Company Tower, US Bank Tower and KPMG Tower, until June 27, 2012 (or up to June 27, 2015 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in certain transactions related to our IPO (the “formation transactions”)) and in two of our properties, Plaza Las Fuentes and Wells Fargo Tower, until June 27, 2010 (or up to June 27, 2013 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in the formation transactions), then the Operating Partnership will indemnify each contributor for all direct and indirect adverse tax consequences. The calculation of damages will not be based on the time value of money or the time remaining within the restriction period. These tax indemnities do not apply to the disposition of a restricted property if:

•

such disposition qualifies as a like-kind exchange under Section 1031 of the Code or an involuntary conversion under Section 1033 of the Code, or other transaction, in each case that does not result in the recognition of taxable income or gain to the contributor; provided, that:

•

in the event of a disposition of a restricted property under Section 1031 or 1033 of the Code, or pursuant to another tax deferred transaction, any property or property interest acquired in the exchange shall be subject to the same restrictions as the property or interests disposed;

•

if a restricted property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Operating Partnership in such entity shall thereafter be considered a restricted property, and if the acquiring entity’s disposition of such restricted property would cause the contributor to recognize gain or loss, the transferred restricted property shall still be considered a restricted property; and

•

in the event of a merger or consolidation involving the Operating Partnership and an entity that qualifies for taxation as a “partnership” for federal income tax purposes, the successor partnership shall have agreed in writing for the benefit of the contributor that the sales restrictions shall continue to apply with respect to each restricted property; or

•

with respect to the contributor, the adjusted taxable basis of the applicable restricted property has increased in the hands of the Operating Partnership to fair market value as a result of a taxable disposition of Units or otherwise such that a taxable disposition of such restricted property by the Operating Partnership would not result in the allocation of taxable gain to the contributor pursuant to Section 704(c) of the Code.

Under Mr. Maguire’s and related entities’ contribution agreements, we agreed to use commercially reasonable efforts to make $443.8 million of indebtedness available for guarantee by Mr. Maguire and entities related to him until June 27, 2012 (or up to June 27, 2015 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in the formation transactions). Under the contribution agreement of Master Investments, LLC, we agreed to use commercially reasonable efforts to make available for guarantee by such entity $65.0 million of indebtedness on the same basis as Mr. Maguire. We also have agreed to make an additional $83.0 million in indebtedness available for guarantee by a third party on the same basis as Mr. Maguire. Among other things, these guarantees of debt allow the respective party to defer the recognition of gain in connection with the formation transactions.

Partnership Agreement

Concurrently with the completion of our IPO, we entered into a partnership agreement with the various limited partners of the Operating Partnership (as amended, the “Partnership Agreement”). Mr. Maguire is a limited partner of the Operating Partnership.

Pursuant to the Partnership Agreement, persons holding Units as a result of the formation transactions, including Mr. Maguire, have the right to cause the Operating Partnership to redeem each of their Units for cash equal to the then-current market value of one share of Common Stock, or, at our election, to exchange their Units for shares of our Common Stock on a one-for-one basis.

Option Agreements

We were party to certain option agreements with entities controlled by Mr. Maguire relating to an office property in Santa Monica, California (“1733 Ocean Avenue”), an office property in the Tri-Cities area known as

Western Asset Plaza (“Western Asset Plaza”) and a 12.5% interest in an entity that owns two existing office buildings and adjacent developable land, each in West Los Angeles, California (“Playa Vista – Water’s Edge” and together with 1733 Ocean Avenue and Western Asset Plaza, the “Option Properties”). Additionally, we had a right of first offer related to the Solana property (“Solana Property”), a 1.4 million square foot office, hotel and retail property in the Dallas/Ft. Worth, Texas area and the 322-acre Solana land parcel adjoining the Solana property (“Solana Land Parcel,” and, together with the Solana Property, the “Solana Properties”), each of which is controlled by Mr. Maguire. On February 23, 2006, we entered into irrevocable waivers of our rights under the option agreements with respect to the Option Properties. The waivers relinquish our rights to acquire any of the Option Properties now or in the future and provide that the option agreements, including the related rights of first offer, be terminated. Additionally, our board of directors voted to terminate the “right of first offer” agreement with respect to the Solana Properties. We will continue to be compensated for asset management and leasing services for Western Asset Plaza, 1733 Ocean Avenue and the Solana Properties as described below.

Management, Leasing, Development and Services Agreements

Through the Operating Partnership and Services Company, we have entered into management and/or leasing agreements with the entities that own each of 1733 Ocean Avenue, Western Asset Plaza, the Solana Property and the Solana Land Parcel (collectively, the “Management Properties”). Mr. Maguire directly or indirectly owns a controlling or material interest in each of these entities. Under the terms of the management agreements, we, the Operating Partnership or the Services Company provide property management, operating, maintenance, repair and/or leasing services to each of the Management Properties in return for management fees, leasing commissions and reimbursements of actual direct costs and expenses incurred by us or the Services Company, as applicable.

Under the management agreements with the entities that own the Management Properties, the management fees paid to us vary depending on whether or not the property has stabilized. Prior to stabilization, our management fee is the greater of our overhead costs and 3% of our reimbursable out-of-pocket expenses, provided that, on an annualized basis, our management fee must be at least $0.40 per net rentable square foot per year. After stabilization, our management fee is 3% of rents and other income generated by the project. Under the management agreement between the Services Company and the entities that own the Solana Properties, we are additionally entitled to receive a cash incentive fee equal to 5% of the property’s net cash flow and an additional incentive fee equal to 5% of the proceeds realized from net capital proceeds from a sale or refinancing of the property. Leasing commissions are the same under all of the management agreements and, with exceptions as noted below, are generally equal to 4% of base rent during the first five years of a lease, 2% of base rent during the second five years, 1% during the third five years and nothing thereafter. If the lease is pursuant to a renewal option or involves an existing tenant leasing new space in the same property, leasing commissions are equal to 4% of base rent during the first five years of a lease, 2% of base rent during the second five years and nothing thereafter. Finally, if the lease is by an existing tenant pursuant to a previously negotiated option to lease additional space in the same property, our leasing commission with respect to that new space will be equal to the incremental additional commission to which we would then be entitled if the tenant had been obligated to lease such additional space under its original lease. Under each of the management agreements, we are also entitled to tenant and capital improvement fees if we supervise or administer tenant or capital improvements at the properties. The capital improvement fees are equal to 3% of the total cost of the work, but are payable only if the work is not performed by one of our affiliates pursuant to a separate development agreement. The tenant improvement fees are equal to at least 3% of the cost of the work, or a higher fee if a higher fee is stipulated in the lease or other agreement pursuant to which the improvements are being undertaken. The Services Company hires employees to perform certain of these services and receives certain administrative services from the Operating Partnership pursuant to a separate agreement. The management agreement between us and the entities that own the Management Properties will terminate if and when Mr. Maguire no longer owns an interest in that property or is no longer bound by his non-competition agreement with us.

In connection with the formation transactions, the Services Company assumed the rights and obligations of development manager under a development agreement between Maguire Partners Development, Ltd. and the entity that owns Western Asset Plaza, which is controlled by Mr. Maguire, under what we believe are fair market terms and conditions for development services. Under this development agreement, the Services Company served as an independent contractor to arrange, supervise, coordinate and carry out all services necessary for development work at Western Asset Plaza in accordance with its existing plans and budget. The Services Company is entitled to a development fee of 3% of the cost of the development, plus reimbursement of actual direct costs and expenses incurred. Pursuant to the development agreement, development fees, costs and expenses were not payable until the property was stabilized and certain leasing and financial performance benchmarks had been attained or, at the latest, May 31, 2005. We were paid development fees, subject to these payment provisions, over the course of fiscal 2006.

Mr. Maguire owns and controls certain properties that were not contributed to us in connection with our IPO (the “Other Properties”). We have entered into a services agreement with each of the entities that own three Other Properties: the senior housing project located at 740 South Olive Street, the 17th & Grand garage and the Solana Marriot Hotel. Pursuant to these services agreements, we or the Services Company will provide certain administrative and operations services to these entities in exchange for payments equal to the fair market value of such services, as agreed to by the parties to such agreements.

The fees paid by the entities that own the Management Properties and the Other Properties to us under each of the management, leasing, development and services agreements described above totaled $5,041,077 in fiscal 2006.

Lease Agreement and Moving Expenses

We have entered into a lease agreement at 1733 Ocean Avenue, a property beneficially owned by Mr. Maguire. The lease is for 17,207 square feet of office space, and has an initial annual stated rent of $929,178 and an effective initial annual rent of $680,245, after accounting for a priority cash flow participation in favor of the Operating Partnership. In addition, in fiscal 2006 we incurred costs associated with the relocation of a number of our office personnel to 1733 Ocean Avenue. Mr. Maguire reimbursed the Company for 25% of those moving costs, which amounted to a total of $356,252.

Property and Liability Insurance

The properties in our existing portfolio and the Management Properties and Other Properties that are owned or controlled by Mr. Maguire and managed by the Operating Partnership are collectively insured under a blanket property, liability, fire, extended coverage, earthquake, terrorism and rental loss insurance policy that expires on June 27, 2007.

Mr. Maguire will receive the benefit of the inclusion of the Management and Other Properties under this blanket insurance policy in exchange for prenegotiated premium payments by the entities that own these Management and Other Properties. Of the current total annual premium of $17,980,311 under the blanket insurance policy, the property entities that own the Management and Other Properties – Solana Properties and Solana Marriot Hotel, Western Asset Plaza, 740 South Olive, 1733 Ocean Avenue and 17th & Grand – will pay allocated portions of this premium for August 2006 through August 2007 equal to $356,077, $316,584, $207,144, $131,838 and $261,909, respectively.

We believe that the allocated premiums paid by these entities are comparable to, or lower than, the premiums these entities would pay for comparable insurance if they were to insure their respective properties on a stand-alone basis.

Separation Agreement and Consulting Agreement

Lucas Separation Agreement. On February 27, 2007, we entered into the Lucas Separation Agreement, pursuant to which Mr. Lucas resigned from his positions as Executive Vice President and Chief Financial Officer

of the Company, and as an employee of the Company, effective as of March 2, 2007 (the “Effective Date”). The Lucas Separation Agreement provides that Mr. Lucas’ resignation will not be deemed either a resignation for “Good Reason” or a termination for “Cause” within the meaning of his employment agreement.

The Lucas Separation Agreement provides that, to the extent that Mr. Lucas’ Performance Award is not vested as of the Effective Date, all of Mr. Lucas’ right, title and interest in the Performance Award shall thereupon be forfeited. The Company and Mr. Lucas have executed mutual general releases of claims in favor of each other pursuant to the terms of the Lucas Separation Agreement. Mr. Lucas will continue to be subject to the confidentiality and non-solicitation covenants set forth in his employment agreement.

Lucas Consulting Agreement. In connection with Mr. Lucas’ resignation, we entered into that certain Consulting Services Agreement, dated as of February 27, 2007, with Mr. Lucas (the “Lucas Consulting Agreement”). The term of the Lucas Consulting Agreement is to commence on March 2, 2007 and continue until May 30, 2007 (unless otherwise extended in writing by both parties or terminated in accordance with its terms).

Pursuant to the Lucas Consulting Agreement, Mr. Lucas is to provide certain consulting services to the Company on a non-exclusive basis for the term specified above. Mr. Lucas’ services will include, among other things, assistance with:

•	the acquisition of certain properties;

•	the closing, development and/or management of certain projects;

•	raising additional capital through the use of public and private capital markets;

•	obtaining financing for certain projects; and

•	management transition and succession matters.

Mr. Lucas will receive the following compensation for his services:

•	an hourly rate of $350; and

•

a specified fee (“Success Fee”) for the successful completion of each of certain specified development, acquisition and financing related tasks (for an aggregate possible fee of $2.5 million plus the additional possibility for future consulting fees in certain instances).

With respect to the Success Fees, for each of the three calendar months of the Consulting Term, we will pay Mr. Lucas a monthly advance of $200,000 against the potential Success Fees. To the extent that such advances exceed the Success Fees actually earned by Mr. Lucas, he shall repay the excess amount within 20 days after the end of the Consulting Term.

Mr. Lucas may terminate the agreement upon 30 days’ prior written notice to us. The agreement may be terminated by us at any time, with or without advance notice, by providing written notice of termination to Mr. Lucas. In the event of early termination by us before May 30, 2007 for any reason other than a material default, we will pay Mr. Lucas $2.5 million (less any Success Fee previously paid to him) as soon as practicable upon termination.

Other Services Provided to our Chief Executive Officer

From time to time, certain of our executive officers may provide services to Mr. Maguire in connection with his individual businesses. In consideration for these services, we bill Mr. Maguire in his individual capacity based on an hourly rate for each executive officer. In fiscal 2006, the total amount billed for such services was $73,526.55.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), file reports of ownership and changes in ownership of the Company’s equity securities with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2006, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s next Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2008 Proxy Statement, your proposal must be received by the Company no later than January 1, 2008, and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought at an Annual Meeting of Stockholders, including nominations, whether or not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2008 Annual Meeting, you must comply with the procedures contained in our Bylaws, you must notify the Company in writing in a timely manner and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to Mark T. Lammas, Executive Vice President and Secretary at our principal executive office at 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401 not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the Notice of Annual Meeting for the 2007 Annual Meeting.

Our current Bylaws provide that nominations of persons for election to the Board and the proposal of business to be considered by our stockholders may be made at an Annual Meeting pursuant to the Company’s Notice of Annual Meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record, both at the time of giving of the notice provided for in our Bylaws and at the time of the Annual Meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such person, (b) the class and number of shares of stock of the Company that are beneficially owned by such person and (c) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such beneficial owner, and (b) the class and number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

You may write to the Executive Vice President and Chief Executive Officer of the Company at our principal executive office, 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, direct your written request to Investor Relations, Maguire Properties, Inc., 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401, or contact Investor Relations by telephone at (310) 857-1100. Any stockholder who currently receives multiple copies of the Proxy Statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

Available Information

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, Proxy Statements and other information with the SEC. Reports, Proxy Statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the SEC’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of the Company’s Form 10-K for the period ended December 31, 2005. Requests for such copies should be addressed to: Mark T. Lammas, Executive Vice President and Secretary, Maguire Properties, Inc., 1733 Ocean Avenue, Suite 400, Santa Monica, California 90401. You may also access additional information about the Company at our website, http://www.maguireproperties.com.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of Our Board of Directors

Mark T. Lammas Executive Vice President and Secretary

April 30, 2007

APPENDIX I

SECOND AMENDED AND RESTATED 2003 INCENTIVE AWARD PLAN

OF

MAGUIRE PROPERTIES, INC.,

MAGUIRE PROPERTIES SERVICES, INC. AND

MAGUIRE PROPERTIES, L.P.

Maguire Properties, Inc., a Maryland corporation (the “Company”), Maguire Properties Services, Inc., a Maryland corporation (the “Services Company”), and Maguire Properties, L.P., a Maryland limited partnership (the “Partnership”), have adopted the Second Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”), effective as of April     , 2007, for the benefit of their eligible employees, consultants and directors and those of their subsidiaries. This Plan amends and restates in its entirety the Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P.

The purposes of the Plan are as follows:

(1) To provide an additional incentive for directors, key employees and consultants of the Company, the Services Company and their subsidiaries and employees and consultants of the Partnership and its subsidiaries to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and rights which recognize such growth, development and financial success.

(2) To enable the Company, the Services Company, the Partnership and their subsidiaries, to obtain and retain the services of directors, key employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company, Profits Interest Units in the Partnership, and rights which will reflect the growth, development and financial success of the Company.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.1.

1.2. “Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award, a Profits Interest Unit or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, “Awards”).

1.3. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4. “Award Limit” shall have the meaning set forth in Section 2.1(b).

1.5. “Board” shall mean the Board of Directors of the Company.

1.6. “Change in Control” shall mean the occurrence of any of the following events:

(i) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 35% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(A) an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B) an acquisition of securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(C) an acquisition of securities pursuant to a transaction described in clause (iii) below that would not be a Change in Control under clause (iii).

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this clause (i): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control;

(ii) individuals who, as of the date of the closing of the initial public offering of the Common Stock, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the Company’s shareholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor

Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) approval by the Company’s shareholders of a liquidation or dissolution of the Company.

For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s shareholders, and for purposes of clause (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s shareholders.

1.7. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9. “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.10. “Company” shall mean Maguire Properties, Inc., a Maryland corporation.

1.11. “Company Consultant” shall mean any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Company Subsidiary; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Company Subsidiary to render such services.

1.12. “Company Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

1.13. “Company Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the Services Company, any Services Company Subsidiary, the Partnership, or any Partnership Subsidiary.

1.14. “Consultant” shall mean any Company Consultant, Services Company Consultant or Partnership Consultant.

1.15. “Deferred Stock” shall mean Common Stock awarded under Article VIII of the Plan.

1.16. “Director” shall mean a member of the Board or a Services Company Director.

1.17. “Director Restricted Stock Award” shall have the meaning set forth in Section 7.2.

1.18. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.

1.19. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.20. “Employee” shall mean any Company Employee, Services Company Employee or Partnership Employee.

1.21. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.22. “Fair Market Value” means, as of any given date, (a) if the Common Stock is traded on an exchange, the closing price of a share of Common Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Common Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Common Stock is not publicly traded, the fair market value established by the Administrator acting in good faith.

1.23. “Holder” shall mean a person who has been granted or awarded an Award.

1.24. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.25. “Independent Director” shall mean a member of the Board who is not an Employee.

1.26. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator or which is designated as an “Incentive Stock Option” but does not conform to the applicable provisions of Section 422 of the Code.

1.27. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to individuals other than employees of the Company or any “parent corporation” or “subsidiary corporation” of the Company, within the meaning of Section 424(e) and 424(f), respectively, of the Code, shall be Non-Qualified Stock Options.

1.28. “Partnership” shall mean Maguire Properties, L.P., a Maryland limited partnership.

1.29. “Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Maguire Properties, L.P., dated as of June, 27, 2003, as the same may be amended, modified or restated from time to time.

1.30. “Partnership Consultant” shall mean any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Partnership or any Partnership Subsidiary; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Partnership or any Partnership Subsidiary to render such services.

1.31. “Partnership Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

1.32. “Partnership Holder Purchased Shares” shall have the meaning set forth in Section 6.4.

1.33. “Partnership Purchase Price” shall have the meaning set forth in Section 6.4.

1.34. “Partnership Purchased Shares” shall have the meaning set forth in Section 6.4.

1.35. “Partnership Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries; provided, however, that “Partnership Subsidiary” shall not include the Services Company or any Services Company Subsidiary.

1.36. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock, Profits Interest Units or a combination thereof, awarded under Article VIII of the Plan.

1.37. “Performance Criteria” shall mean the following business criteria with respect to the Company, the Services Company, the Partnership, any Subsidiary or any division or operating unit thereof: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Common Stock, and market share, any of which may be measured either in absolute terms, by comparison to performance in an earlier period or periods, any incremental increase or as compared to results of a peer group, industry index, or other company or companies. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for the applicable performance period for the Section 162(m) Participant.

1.38. “Plan” shall mean the Second Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P.

1.39. “Profits Interest Unit” means, to the extent authorized by the Partnership Agreement, a unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

1.40. “Public Trading Date” shall mean the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

1.41. “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.42. “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.43. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.44. “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.45. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.46. “Services Company” shall mean Maguire Properties Services, Inc., a Maryland corporation.

1.47. “Services Company Consultant” shall mean any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Services Company or any Services Company Subsidiary; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Services Company or any Services Company Subsidiary to render such services.

1.48. “Services Company Director” shall mean a member of the Board of Directors of the Services Company who is not (i) an employee, officer or affiliate of the Company, the Services Company or a subsidiary or division of the foregoing, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation on a continuing basis from the Company or the Services Company in addition to directors’ fees, or (b) an Independent Director.

1.49. “Services Company Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Services Company or any corporation, partnership or limited liability company which is then a Services Company Subsidiary.

1.50. “Services Company Holder Purchased Shares” shall have the meaning set forth in Section 6.5.

1.51. “Services Company Purchase Price” shall have the meaning set forth in Section 6.5.

1.52. “Services Company Purchased Shares” shall have the meaning set forth in Section 6.5.

1.53. “Services Company Subsidiary” shall mean (i) a corporation, association or other business of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Services Company or by one or more Services Company Subsidiaries or by the Services Company and one or more Services Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Services Company or by one or more Services Company Subsidiaries or by the Services Company and one or more Services Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Services Company or by one or more Services Company Subsidiaries or by the Services Company and one or more Services Company Subsidiaries.

1.54. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.55. “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or Consultant in cash, awarded under Article VIII of the Plan.

1.56. “Subsidiary” shall mean any Company Subsidiary, Services Company Subsidiary or Partnership Subsidiary.

1.57. “Substitute Award” shall mean an Option granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.58. “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.59. “Termination of Directorship” shall mean the time when a Holder who is an Independent Director or a Services Company Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors and Services Company Directors.

1.60. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1. Shares Subject to Plan.

(a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. Subject to adjustment as provided in Section 11.3, the aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed 6,050,000. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares. Subject to adjustment as provided in Section 11.3 hereof, each Profits Interest Unit issued pursuant to an Award shall count as one share of Common Stock for purposes of calculating the aggregate number of shares of Common Stock available for issuance under the Plan as set forth in this Section 2.1(a) and for purposes of calculating the Award Limit.

(b) Notwithstanding any provision in the Plan to the contrary, and subject to Section 11.3, the maximum number of shares of Common Stock which may be subject to one or more Awards that may be granted to any one individual in any calendar year shall not exceed 1,500,000 and the maximum amount that may be paid in cash to any one individual in any calendar year with respect to one or more Performance Awards not denominated in Common Stock or otherwise for which the foregoing limitation would not be an effective limitation shall be $2,000,000 (the “Award Limit”); provided, however, that following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (within the meaning of Section 162(m) of the Code and the regulations issued thereunder); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

2.2. Add-back of Options and Other Rights. To the extent that an Award terminates, expires or is canceled without having been fully exercised, any shares of Common Stock subject to the Award may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall be counted as issued or transferred under the Plan and shall not subsequently be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

ARTICLE III.

GRANTING OF AWARDS

3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2. Provisions Applicable to Section 162(m) Participants.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4. Consideration. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as a Director of, as applicable) the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of a Director, until the next annual meeting of stockholders of the Company or the next election of Services Company Directors, as applicable).

3.5. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, or as a director of, the Company, a Company Subsidiary, the Services Company, a Services Company Subsidiary, the Partnership or a Partnership Subsidiary, or shall interfere with or restrict in any way the rights of any such entity, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and such entity.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES, CONSULTANTS AND DIRECTORS

4.1. Eligibility. Any Employee, Consultant or Services Company Director selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing “subsidiary corporation” or “parent corporation” (each within the meaning of Section 424 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an employee of the Company any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and Section 424(f) , respectively, of the Code.

4.4. Granting of Options to Employees, Consultants and Directors.

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) Determine which Employees are key Employees and select from among the key Employees, Consultants and Services Company Directors (including Employees, Consultants and Services Company Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees, Consultants and Services Company Directors;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee, Consultant or Services Company Director to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5. Granting of Options to Independent Directors. During the term of the Plan, each person who is an Independent Director as of the Public Trading Date automatically shall be granted (a) an Option to purchase 7,500 shares of Common Stock (subject to adjustment as provided in Section 11.3) on the Public Trading Date, and (b) an Option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date of each annual meeting of stockholders after the Public Trading Date at which the Independent Director is reelected to the Board. During the term of the Plan, a person who is initially elected to the Board after the Public Trading Date and who is an Independent Director at the time of such initial election automatically shall be granted (x) an Option to purchase 7,500 shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date of such initial election, and (y) an Option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date of each annual meeting of stockholders after such initial election at which the Independent Director is reelected to the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (x) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (y) of the preceding sentence. All the foregoing Option grants authorized by this Section 4.5 are subject to stockholder approval of the Plan.

4.6. Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Independent Directors and Services Company Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors and Services Company Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.

TERMS OF OPTIONS

5.1. Option Price. The price per share of the shares subject to each Option granted to Employees, Consultants and Services Company Directors shall be set by the Committee; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, and provided, further, that, in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” or “parent corporation” thereof (each within the meaning of Section 424 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2. Option Term. The term of an Option granted to an Employee, Consultant or Services Company Director shall be set by the Committee in its discretion; provided, however, that the term shall not be more than 10 years from the date the Option is granted, or, in the case of Incentive Stock Options, five years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” or “parent corporation” thereof (each within the meaning of Section 424 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder or Termination of Directorship of the Services Company Director, or amend any other term or condition of such Option relating to such a termination.

5.3. Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee, Consultant or Services Company Director vests in the Holder shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Holder who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which such Option vests.

(b) No portion of an Option granted to an Employee, Consultant or Services Company Director which is unexercisable at Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4. Terms of Options Granted to Independent Directors. The price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, however, that the price of each share subject to each Option granted to Independent Directors on the Public Trading Date shall equal the initial public offering price per share of Common Stock. Options granted to Independent Directors shall become exercisable in cumulative annual installments of 33 1/3% on each of the first, second and third anniversaries of the date of Option grant and, subject to Section 6.9, the term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted, except that any Option granted to an Independent Director may by its terms become immediately exercisable in full upon the retirement of the Independent Director in accordance with the Company’s retirement policy applicable to directors. No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

5.5. Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a) The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b) The aggregate exercise price thereof;

does not exceed the excess of:

(c) The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d) The aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full payment (in cash or by check) to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock, duly endorsed for transfer to the Company, which have been held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences to the Company and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (v) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv) and (v). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company, the Services Company, the Partnership or any Subsidiary when or where such loan or other extension of credit is prohibited by law. Notwithstanding the foregoing, (i) in no event shall any loan that is prohibited by the Sarbanes-Oxley Act of 2002 or that is inconsistent with the Company’s qualification as a REIT be permitted under the Plan and (ii) any loan that is made hereunder at any time which is then not prohibited by the Sarbanes-Oxley Act of 2002 shall become due and payable in full immediately before the loan would be prohibited by the Sarbanes-Oxley Act of 2002.

6.3. Transfer of Shares to a Company Employee, Consultant or Independent Director. As soon as practicable after receipt by the Company, pursuant to Section 6.2(d), of payment for the shares with respect to which an Option (which in the case of a Company Employee, Company Consultant or Independent Director was issued to and is held by such Holder in such capacity), or portion thereof, is exercised by a Holder who is a Company Employee, Independent Director or Company Consultant, then, with respect to each such exercise, the Company shall transfer to the Holder the number of shares equal to

(a) The amount of the payment made by the Holder to the Company pursuant to Section 6.2(d), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1.

6.4. Transfer of Shares to a Partnership Employee or Consultant. As soon as practicable after receipt by the Company, pursuant to Section 6.2(d), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), or portion thereof, is exercised by a Holder who is a Partnership Employee or Partnership Consultant, then, with respect to each such exercise:

(a) the Company shall transfer to the Holder the number of shares equal to (A) the amount of the payment made by the Holder to the Company pursuant to Section 6.2(d) divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Partnership Holder Purchased Shares”);

(b) the Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Holder to the Company pursuant to Section 6.2(d) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1, over (ii) the Partnership Holder Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Common Stock at the time of the exercise; and

(c) as soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Holder at no additional cost, as additional compensation.

6.5. Transfer of Shares to a Services Company Employee, Consultant or Director. As soon as practicable after receipt by the Company, pursuant to Section 6.2(d), of payment for the shares with respect to which an Option (which was issued to and is held by a Services Company Employee, Services Company Director or Services Company Consultant in such capacity), or portion thereof, is exercised by a Holder who is a Services Company Employee, Services Company Director or Services Company Consultant, then, with respect to each such exercise:

(a) the Company shall transfer to the Holder the number of shares equal to (A) the amount of the payment made by the Holder to the Company pursuant to Section 6.2(d) divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Services Company Holder Purchased Shares”);

(b) the Company shall sell to the Services Company the number of shares (the “Services Company Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Holder to the Company pursuant to Section 6.2(d) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1, over (ii) the Services Company Holder Purchased Shares. The price to be paid by the Services Company to the Company for the Services Company Purchased Shares (the “Services Company Purchase Price”) shall be an amount equal to the product of (x) the number of Services Company Purchased Shares multiplied by (y) the Fair Market Value of a share of Common Stock at the time of the exercise; and

(c) as soon as practicable after receipt of the Services Company Purchased Shares by the Services Company, the Services Company shall transfer such shares to the Holder at no additional cost, as additional compensation.

6.6. Transfer of Payment to the Partnership. As soon as practicable after receipt by the Company of the amounts described in Sections 6.2(d), 6.4(b) and 6.5(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

6.7. Conditions to Issuance of Stock Certificates. None of the Company, the Partnership or the Services Company shall be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company, the Services Company or the Partnership of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.8. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company, the Partnership or the Services Company, as applicable, to such Holders.

6.9. Exercise, Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the exercise of an Option and the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.10. Limitations on Exercise of Options Granted to Independent Directors. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of 12 months from the date of the Holder’s death;

(b) The expiration of 12 months from the date of the Holder’s Termination of Directorship by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(c) The expiration of six months from the date of the Holder’s Termination of Directorship for any reason other than such Holder’s death or his or her permanent and total disability, unless the Holder dies within said six-month period; or

(d) The expiration of 10 years from the date the Option was granted.

6.11. Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1. Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee, Director or Consultant whom the Administrator determines should receive such an Award. Each Independent Director of the Company shall also be eligible for Restricted Stock awards at the times and in the manner set forth in Section 7.3.

7.2. Award of Restricted Stock.

(a) The Administrator may from time to time, in its absolute discretion:

(i) Determine which Employees are key Employees and select from among the key Employees, Directors or Consultants (including Employees, Directors or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions (including, without limitation, in the case of awards to Employees, Consultants or Directors of the Services Company, any Services Company Subsidiary, the Partnership or any Partnership Subsidiary, the mechanism for the transfer of the Restricted Stock and payment therefor, and any surrender of such Restricted Stock pursuant to Section 7.5) applicable to such Restricted Stock, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price, if any, shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of a key Employee, Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3 Award of Restricted Stock to Independent Directors. Commencing with the Company’s 2007 annual meeting of stockholders, on the date of each annual meeting of stockholders of the Company, each individual who is elected or re-elected as an Independent Director at such annual meeting and each individual who otherwise continues to be an Independent Director immediately following such meeting shall automatically be granted 1,000 shares of Restricted Stock (subject to adjustment as provided in Section 11.3) at a purchase price equal to $0.01 per share (each, a “Director Restricted Stock Award”). Subject to the Independent Director’s continued service with the Company, each Director Restricted Stock Award shall vest with respect to 33 1/3% of the shares subject thereto on each of the first, second and third anniversaries of the date of grant. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the

Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, a Director Restricted Stock Award.

7.4. Rights as Stockholders. Subject to Section 7.5, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.7, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.5.

7.5. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or service with the Company, the Partnership, the Services Company or a Subsidiary, performance of the Company, the Partnership, the Services Company or a Subsidiary and individual performance; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued; and provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company, the Partnership or the Services Company, as applicable, without consideration, upon a Termination of Employment, Termination of Directorship or Termination of Consultancy.

7.6. Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company, the Partnership, the Services Company or their Subsidiaries shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship or Termination of Consultancy, at a cash price per share equal to the price paid by the Holder for such Restricted Stock.

7.7. Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.8. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED STOCK, STOCK PAYMENTS, PROFITS INTEREST UNITS

8.1. Eligibility. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Employee whom the Administrator determines is a key Employee or any Director or Consultant whom the Administrator determines should receive such an Award.

8.2. Performance Awards.

(a) Any key Employee, Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, Director or Consultant.

(b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 8.2(b) shall not exceed the Award Limit with respect to any calendar year. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

8.3. Dividend Equivalents.

(a) Any key Employee, Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Any Holder of an Option who is an Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(c) Any Holder of an Option who is an Independent Director selected by the Board may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option is exercised, vests or expires, as determined by the Board. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board.

(d) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

8.4. Stock Payments. Any key Employee, Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5. Deferred Stock. Any key Employee, Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6. Profits Interest Units. Any key Employee, Director or Consultant selected by the Administrator may be granted an award of Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Profits Interest Units may only be issued for the performance of services to or for the benefit of the Partnership (a) in an individual’s capacity as a partner of the Partnership, (b) in anticipation of an individual becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the Profits Interest Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the Administrator shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Partnership for the Profits Interest Units.

8.7. Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Administrator in its discretion.

8.8. Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.9. Exercise Upon Termination of Employment, Termination of Consultancy or Termination of Directorship. A Performance Award, Dividend Equivalent, Profits Interest Unit, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, Consultant or Director, as applicable; provided, however, that, except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, Profits Interest Unit, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

8.10. Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.7.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1. Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee, Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions (including, without limitation, in the case of awards to Employees, Directors or Consultants of the Services Company, any Services Company Subsidiary, the Partnership or any Partnership Subsidiary, the mechanism for the transfer or rights under such awards) not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement. The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Appreciation Right was granted.

9.2. Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

9.3. Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that unless the Administrator otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator. An ISAR is exercisable only while the Holder is an Employee, Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4. Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.7 above pertaining to Options.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1. Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3, an “outside director” for purposes of Section 162(m) of the Code, and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Common Stock are traded, if any). Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 10.1 or otherwise provided in any charter of the Committee. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board.

10.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules. Interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. The Committee shall have the power to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely; provided, however, that without the approval of the stockholders of the Company, neither the Committee nor the Board shall authorize the amendment of any outstanding Award to reduce its exercise price below the per share exercise price as of the date the Award is granted, and, except as permitted by Article 11, no Award shall be canceled and replaced with the grant of an Award having a lower exercise price. No Award may be settled in cash for an amount that is greater than the intrinsic value of the Award at the time of settlement. Grants or Awards under the Plan need not be the same with respect to each Holder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors.

10.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5. Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1. Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holders, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock

Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

11.2. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares (including Profits Interest Units) which may be issued under the Plan, (ii) permit the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company and, except as permitted by Section 11.3, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right having a higher per share exercise price. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the date on which the Board originally adopted the 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. Any Awards that are outstanding on such date shall remain in full force and effect according to the terms of the Plan and the applicable Award Agreement.

11.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(e), in the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or the Partnership, or exchange of Common Stock or other securities of the Company or the Partnership, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or Partnership, or other similar corporate transaction or event affects the Common Stock or securities of the Partnership such that an adjustment becomes appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, the Administrator shall make proportionate adjustments to any or all of the following in order to prevent such dilution or enlargement:

(i) The number and kind of shares of Common Stock or Profits Interest Units (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

(ii) The number and kind of shares of Common Stock or Profits Interest Units (or other securities or property) subject to outstanding Awards; and

(iii) The grant or exercise price with respect to any Award.

(b) Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock or Profits Interest Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.6 or forfeiture under Section 7.5 after such event.

(c) Notwithstanding any other provision of the Plan, in the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company or a Change in Control of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the optionee shall have the right to exercise the Option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the optionee that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period, provided that the exercise of any portion of the Option so accelerated shall be subject to and conditioned upon the consummation of such transaction. For the purposes of this Section 11.3(c), the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of optioned stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of optioned stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) Subject to Sections 3.2, 3.3 and 11.3(e), the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.4. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s adoption of the Plan, and any amendment to the Plan increasing the aggregate number of shares of Common Stock issuable under the Plan will be submitted for the approval of the Company’s stockholders after the date of the Board’s adoption of such amendment. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval is not obtained, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Performance Criteria.

11.5. Tax Withholding. The Company, the Partnership or the Services Company, as applicable, shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company, the Partnership or the Services Company, as applicable, withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

11.6. Loans. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee. Notwithstanding the foregoing, (i) in no event shall any loan that is prohibited by the Sarbanes-Oxley Act of 2002 or that is inconsistent with the Company’s qualification as a REIT be permitted under the Plan and (ii) any loan that is made hereunder at any time which is then not prohibited by the Sarbanes-Oxley Act of 2002 shall become due and payable in full immediately before the loan would be prohibited by the Sarbanes-Oxley Act of 2002.

11.7. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall, to the extent permitted by applicable law, have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, the Partnership, the Services Company or a Subsidiary and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, the Partnership, the Services Company or a Subsidiary or which is inimical, contrary or harmful to the interests of the Company, the Partnership, the Services Company or a Subsidiary as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

11.8. Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, the Partnership, the Services Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company, the Services Company, the Partnership or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.9. Section 83(b) Election Prohibited. No Holder may make an election under Section 83(b) of the Code with respect to any award or grant under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

11.10 Grant of Awards to Certain Employees or Consultants. The Company and the Partnership, the Services Company or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Common Stock and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Common Stock by the Holder, for the purpose of ensuring that the relationship between the Company and the Partnership, the Services Company or such Subsidiary remains at arm’s-length.

11.11 Restrictions on Awards. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Option already granted under the Plan, such Option shall not be exercisable:

(a) to the extent such Award or Option exercise could cause the Holder to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time); or

(b) if, in the discretion of the Administrator, such Award or Option exercise could impair the Company’s status as a REIT.

11.12. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock, the issuance and delivery of Profits Interest Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.13. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.14. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

11.15. Conflicts with Company’s Articles of Incorporation. Notwithstanding any other provision of the Plan, no Holder shall acquire or have any right to acquire any Common Stock, and shall not have other rights under the Plan, which are prohibited under the Company’s Articles of Incorporation, as amended from time to time.

11.16 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued subsequent to the adoption of this Plan or issuance of any Award. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of this Plan or issuance of any Award, the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of this Plan or issuance of any Award), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

IN WITNESS WHEREOF, the parties below have caused the foregoing Plan to be approved by their officers duly authorized on the date and year first set forth above.

MAGUIRE PROPERTIES, INC. a Maryland corporation
By:
Name:
Title:

MAGUIRE PROPERTIES SERVICES, INC. a Maryland corporation
By:
Name:
Title:

MAGUIRE PROPERTIES, L.P. a Maryland limited partnership
By:
Maguire Properties, Inc. a Maryland corporation Its General Partner
By:
Name:
Title:

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Maguire Properties, Inc. on April     , 2007.

Executed on this          day of April, 2007.

By:
Mark T. Lammas Secretary

* * * * * * * * *

I hereby certify that the foregoing Plan was duly adopted by the stockholders of Maguire Properties, Inc. on June 2, 2003.

Executed on this      day of April, 2007.

By:
Mark T. Lammas
Secretary

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

MAGUIRE PROPERTIES, INC. PROXY

2007 ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of Maguire Properties, Inc. (the “Company”) described below, hereby appoints Robert F. Maguire III and Mark T. Lammas, and each of them, as Proxies of the undersigned with full power of substitution, to represent and to attend the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) to be held on Tuesday, June 5, 2007 at 8:00 A.M., local time, at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue. Santa Monica, California 90401, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed and dated on the reverse side)